UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Carter’s, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2009

Dear Shareholder,

It is my pleasure to invite you to attend our 2009 Annual Meeting of Shareholders on May 14, 2009.  The meeting will be held at 8:00 a.m. at our offices located at 1170 Peachtree Street NE, 6th Floor, Atlanta, Georgia 30309.

The attached Notice of 2009 Annual Meeting of Shareholders and Proxy Statement describe the formal business to be conducted at the meeting.  Whether or not you plan to attend the Annual Meeting, your shares can be represented if you promptly submit your voting instructions by telephone, over the internet, or by completing, signing, dating, and returning your proxy card in the enclosed envelope.

On behalf of the Board of Directors and management of Carter’s, Inc., thank you for your continued support and investment in Carter's.

Sincerely,

Michael D. Casey
Chief Executive Officer

1170 Peachtree Street NE, Suite 900
Atlanta, Georgia 30309
Tel:  (404) 745-2700
Fax:  (404) 892-3079

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2009 Annual Meeting of Shareholders of Carter’s, Inc. (the “Annual Meeting”) will be held at 8:00 a.m. on May 14, 2009 at our offices located at 1170 Peachtree Street NE, 6th Floor, Atlanta, Georgia 30309.  At the Annual Meeting, we will address all business that may properly come before the meeting and vote on the following matters:

1.	The election of three Class III Directors;

2.	The approval of the Company’s Amended and Restated 2003 Equity Incentive Plan; and

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2009.

Shareholders of record at the close of business on March 27, 2009 are entitled to receive notice of, attend, and vote at the Annual Meeting.  Your vote is very important.  Whether or not you plan to attend the Annual Meeting, to ensure that your shares are represented at the Annual Meeting, please complete, sign, date, and return the proxy card in the envelope provided or submit your voting instructions by telephone or over the internet.

If you plan to attend the Annual Meeting and are a registered shareholder, please bring the invitation attached to your proxy card.  If your shares are registered in the name of a bank or your broker, please bring your bank or brokerage statement showing your beneficial ownership with you to the Annual Meeting or request an invitation by writing to me at the address set forth above.

Important Notice Regarding the Availability of Proxy Materials for the
2009 Annual Meeting of Shareholders of Carter’s, Inc. to be held on May 14, 2009:
The proxy materials and the Annual Report to Shareholders are available at www.carters.com.

By order of the Board of Directors,

Brendan M. Gibbons
Vice President, General Counsel, and Secretary
Atlanta, Georgia
April 3, 2009

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving this proxy statement?

The Board of Directors of Carter’s, Inc. (“we,” “us,” “our,” “Carter’s,” or the “Company”) is soliciting proxies for our 2009 Annual Meeting of Shareholders on May 14, 2009 (the “Annual Meeting”).  This proxy statement and accompanying proxy card are being mailed on or about April 3, 2009 to shareholders of record as of March 27, 2009 (“record date”).

You are receiving this proxy statement because you owned shares of Carter’s common stock on the record date and are therefore entitled to vote at the Annual Meeting.  By use of a proxy, you can vote regardless of whether or not you attend the Annual Meeting.  This proxy statement provides information on the matters on which the Company’s Board of Directors (the “Board”) would like you to vote so that you can make an informed decision.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is for our shareholders to address all business that may properly come before the meeting and to vote on the following matters:

1.	The election of three Class III Directors (see page 9);

2.	The approval of the Company’s Amended and Restated 2003 Equity Incentive Plan (the “Plan”) (see page 32); and

3.	The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for fiscal 2009 (see page 38).

Who is asking for my vote?

The Company is soliciting your proxy on behalf of the Board.  The Company is paying for the costs of this solicitation and proxy statement.

Who can attend the Annual Meeting?

All shareholders of record, or their duly appointed proxies, may attend the Annual Meeting.  As of the record date, there were 56,667,490 shares of common stock issued and outstanding.

What are my voting rights?

Each share of common stock is entitled to one vote on each matter submitted to shareholders at the Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer and Trust Company, you are considered the shareholder of record for these shares.  As the shareholder of record, you have the right to grant your voting proxy directly to persons listed on your proxy card or vote in person at the Annual Meeting.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held “in street name.” These proxy materials are being forwarded to you together with a voting instruction card.  As a beneficial owner, you have the right to direct your broker, trustee, or nominee how to vote, and you are also invited to attend the Annual Meeting.  Because you are a beneficial owner and not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee, or nominee that holds your shares.  Your broker, trustee, or nominee should have enclosed or provided directions for you to use to instruct the broker, trustee, or nominee how to vote your shares.

If the brokers do not receive timely instructions from the beneficial owner regarding how the beneficial owner wants the shares voted, brokers holding shares of record for a beneficial owner have discretionary authority to vote on Proposal Number One, Proposal Number Two, and Proposal Number Three.

What are my choices when voting on the election of Class III Directors, and what vote is needed to elect the Director nominees?

In voting on the election of Class III Directors (Proposal Number One), shareholders may:

1.  vote for all nominees,

2.  vote to withhold authority for all nominees, or

3.  vote for all nominees, except specific nominees.

The three nominees for election as Class III Directors who receive the greatest number of votes will be elected as Class III Directors.  Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation of votes for each nominee, and, therefore, will not affect the outcome of the vote on this Proposal.

What are my choices when voting on whether to approve the Plan, and what vote is required to approve the Plan?

In voting on the Plan (Proposal Number Two), shareholders may:

1.  vote for the Plan,

2.  vote against the Plan, or

3.  abstain from voting on the Plan.

The approval of Proposal Number Two requires the affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and voted on the Proposal at the Annual Meeting.  Votes to abstain will be counted toward a quorum, but will be excluded entirely from the tabulation of votes for this Proposal, and, therefore, will not affect the outcome of the vote on this Proposal.

What are my choices when voting on the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for fiscal 2009?

In voting on the ratification of PwC (Proposal Number Three), shareholders may:

1.  vote for ratifying PwC’s appointment,

2.  vote against ratifying PwC’s appointment, or

3.  abstain from voting on ratifying PwC’s appointment.

The approval of Proposal Number Three requires the affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and voted on the Proposal at the Annual Meeting.  Votes to abstain will be counted toward a quorum, but will be excluded entirely from the tabulation of votes for this Proposal, and, therefore, will not affect the outcome of the vote on this Proposal.

What constitutes a quorum?

A quorum is the minimum number of shares required to be present to transact business at the Annual Meeting.  Pursuant to the Company’s by-laws, the presence at the Annual Meeting, in person, by proxy, or by remote communication, of the holders of at least a majority of the shares entitled to be voted will constitute a quorum.  Broker non-votes will be counted as shares that are present at the meeting for purposes of determining a quorum.  If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

How does the Board recommend that I vote?

Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.  The Board recommends a vote:

FOR the election of the nominees for Class III Directors (Proposal Number One);

FOR the approval of the Plan (Proposal Number Two); and

FOR the ratification of the appointment of PwC (Proposal Number Three).

How do I vote?

If you are a shareholder of record, you may vote in one of four ways.  First, you may vote by mail by signing, dating, and mailing your proxy card in the enclosed envelope.  Second, you may vote in person at the Annual Meeting.  Third, you may vote over the internet by completing the voting instruction form found at www.proxyvote.com.  You will need your proxy card when voting over the internet.  Fourth, you may vote by telephone by using a touch-tone telephone and calling 1-800-690-6903 and following the instructions.

If your shares are held in a brokerage account or by another nominee, these proxy materials are being forwarded to you together with a voting instruction card.  Follow the instructions on the voting instruction card in order to vote your shares by proxy or in person.

Can I change my vote after I return my proxy card?

Yes.  Even after you have submitted your proxy card, you may change your vote at any time before your proxy votes your shares by submitting written notice of revocation to Brendan M. Gibbons, Vice President, General Counsel, and Secretary of Carter’s, Inc., at the Company’s address set forth in the Notice of the Annual Meeting, or by submitting another proxy card bearing a later date.  Alternatively, if you have voted by telephone or over the internet, you may change your vote by calling 1-800-690-6903 and following the instructions.  The powers of the proxy holders will be suspended if you attend the Annual Meeting in person, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.  If you hold your shares through a broker or other custodian and would like to change your voting instructions, please review the directions provided to you by that broker or custodian.

May I vote confidentially?

Yes.  Our policy is to keep your individual votes confidential, except as appropriate to meet legal requirements, to allow for the tabulation and certification of votes, or to facilitate proxy solicitation.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will count the votes and act as the inspector of election for the Annual Meeting.

What happens if additional matters are presented at the Annual Meeting?

As of the date of this proxy statement, the Board knows of no matters other than those set forth herein that will be presented for determination at the Annual Meeting.  If, however, any other matters properly come before the Annual Meeting and call for a vote of shareholders, the Board intends proxies to be voted in accordance with the judgment of the proxy holders.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2009.

How may I obtain information about the Company?

A copy of our fiscal 2008 Annual Report accompanies this proxy statement and is available on our website at www.carters.com.  Shareholders may also obtain a free copy of our Annual Report on Form 10-K by visiting our website or by sending a request in writing to Mr. Gibbons at the Company’s address set forth in the Notice of the Annual Meeting.

When are shareholder proposals due for consideration in next year's proxy statement or at next year’s annual meeting?

Any proposals to be considered for inclusion in next year’s proxy statement must be submitted in writing to Mr. Gibbons at the Company’s address set forth in the Notice of the Annual Meeting, prior to the close of business on December 4, 2009.  There are additional requirements under our by-laws and the proxy rules to present a proposal, including continuing to own a minimum number of shares of our stock until next year’s annual meeting and appearing in person at the annual meeting to explain your proposal.  Shareholders who wish to make a proposal to be considered at next year’s annual meeting, other than proposals to be considered for inclusion in next year’s proxy statement, must notify the Company in the same manner specified above no earlier than January 14, 2010 and no later than February 13, 2010.

Who can help answer my questions?

If you have any questions about the Annual Meeting or how to submit or revoke your proxy, or to request an invitation, contact Mr. Gibbons at the Company’s address set forth in the Notice of the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

Board of Directors

Bradley M. Bloom became a Director in August 2001.  Mr. Bloom is a Managing Director of Berkshire Partners LLC, (“Berkshire Partners”) which he co-founded in 1986.  He is or has been a director of several of Berkshire Partners’ consumer and retailing companies.  Mr. Bloom is a current director of Bare Escentuals, Inc., Citizens of Humanity Holding Company LLC, and Gordon Brothers Group, and a former director of Acosta, Inc., Sterling, Inc., America’s Best Contacts and Eyeglasses, L.P., and Miami Cruiseline Services Holdings I.B.V.

Michael D. Casey became a director in August 2008.  Mr. Casey joined the Company in 1993 as Vice President-Finance.  Mr. Casey was named Senior Vice President-Finance in 1997, Senior Vice President and Chief Financial Officer in 1998, Executive Vice President and Chief Financial Officer in 2003, and Chief Executive Officer on August 1, 2008.  Prior to joining the Company, Mr. Casey was a Senior Manager with Price Waterhouse LLP, predecessor to PricewaterhouseCoopers LLP.

A. Bruce Cleverly became a Director in March 2008.  Mr. Cleverly retired as President of Global Oral Care from Procter & Gamble Company/The Gillette Company in September 2007, a position he held since 2005.  Mr. Cleverly joined The Gillette Company in 1975 as a Marketing Assistant and held positions of increasing responsibility in product management.  In 2001, Mr. Cleverly became President of Gillette’s worldwide Oral Care business.  In October 2005, Mr. Cleverly was elected President of The Procter & Gamble Company’s Global Oral Care division.  Mr. Cleverly is a director of Rain Bird Corporation and a member of the Board of Fellows of the Harvard School of Dental Medicine.

Paul Fulton became a Director in May 2002.  Mr. Fulton retired as President of Sara Lee Corporation in 1993 after spending 34 years with the company.  He is currently non-Executive Chairman of the Board of Bassett Furniture Industries, Inc. and Premier Commercial Bank.  Mr. Fulton was previously a director at Bank of America Corporation, where he served from 1993 to 2007; Lowe’s Companies, Inc., where he served from 1996 to 2007; and Sonoco Products Company, Inc., where he served from 1989 to 2005.

William J. Montgoris became a Director in August 2007.  Mr. Montgoris retired as Chief Operating Officer of The Bear Stearns Companies, Inc. in 1999, a position he held since August 1993.  While at Bear Stearns, Mr. Montgoris also served as the company’s Chief Financial Officer from April 1987 until October 1996.  Mr. Montgoris is currently a director of Stage Stores, Inc. and Office Max Incorporated.

David Pulver became a Director in January 2002.  Mr. Pulver has been a private investor for more than 25 years and is the President of Cornerstone Capital, Inc.  Mr. Pulver is a current director of Hearst-Argyle Television, Inc., where he has served since August of 1997.  Mr. Pulver was a founder of The Children’s Place, Inc., and served as its Chairman and Co-Chief Executive Officer until 1982.

John R. Welch became a Director in February 2003.  Mr. Welch retired as President of Mast Industries (Far East) Ltd. in April 2002 after spending 18 years with the company.  Mr. Welch also served as Executive Vice President of Operations at Warnaco Knitwear, a division of Warnaco, Inc. from August 1978 to December 1983.  Mr. Welch is currently a director of Brandot International Ltd.

Thomas E. Whiddon became a Director in August 2003.  Mr. Whiddon retired as Executive Vice President-Logistics and Technology of Lowe’s Companies, Inc. in March 2003, a position he held since 2000.  From 1996 to 2000, Mr. Whiddon served as Lowe’s Chief Financial Officer.  Since his retirement, Mr. Whiddon has worked as a consultant, serving various companies in executive capacities on an interim basis.  Mr. Whiddon is currently a director of Sonoco Products Company, Inc. and of Dollar Tree Stores, Inc.  Mr. Whiddon has been an Advisory Director of Berkshire Partners since October 2005 and previously served as a director of Bare Escentuals, Inc.

Board Meetings

Our Corporate Governance Principles require Carter’s to have at least four regularly scheduled Board meetings each year, and each Director is expected to attend each meeting.  The Board met five times during fiscal 2008.  In fiscal 2008, no Director participated in less than 75% of the aggregate number of all of the Board and applicable committee meetings.  Although the Company does not have a policy regarding Director attendance at annual meetings, each Director attended the Company’s annual meeting in fiscal 2008.

    Our Board has delegated the responsibility of setting the agendas and preparing materials for the Company’s Board meetings to Mr. Casey.

Executive Sessions

Executive sessions of non-management Directors are held at least four times a year, and executive sessions of independent, non-management Directors are held at least once a year.  Any non-management Director can request that an additional executive session be scheduled.  The Chairman of the Nominating and Corporate Governance Committee, currently Mr. Welch, has been chosen to be the presiding Director at the executive sessions of non-management Directors (the “Presiding Director”).

Board Committees

Our Board has a standing Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.  The Board may also establish other committees to assist in the discharge of its responsibilities.  For example, in June 2008, the Board established a Transition Committee, chaired by Mr. Cleverly, to assist our Chief Executive Officer in the transition into his new role.

The current members of each Board committee and the number of committee meetings held during fiscal 2008 are listed below.
Name of Director	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Bradley M. Bloom					x
A. Bruce Cleverly			x
Paul Fulton			x	*
William J. Montgoris	x
David Pulver	x	*
John R. Welch			x		x	*
Thomas E. Whiddon	x				x
Number of Meetings in Fiscal 2008	8		6		4

* Chairman

Audit Committee

The primary responsibilities of the Audit Committee include:

•	oversight of the quality and integrity of the consolidated financial statements, including the accounting, auditing, and reporting practices of the Company;

•	oversight of the Company’s internal control over financial reporting;

•	appointment of the independent registered public accounting firm and oversight of its performance, including its qualifications and independence;

•	oversight of the Company’s compliance with legal and regulatory requirements; and

•	oversight of the performance of the Company’s internal audit function.

The Audit Committee operates pursuant to a written charter that addresses the requirements of the New York Stock Exchange’s (“NYSE”) listing standards.  The charter is available on our website at www.carters.com or in print by contacting Brendan M. Gibbons, Vice President, General Counsel, and Secretary of Carter’s, Inc., at the Company’s address set forth in the Notice of the Annual Meeting.  The Board has determined that each member of the Audit Committee is independent and meets the financial literacy requirements set forth in the NYSE’s listing standards.  The Board has also determined that each member of the Audit Committee is an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”).

The Audit Committee Report is included in this proxy statement on page 37.

Compensation Committee

The primary responsibilities of the Compensation Committee include:

•
establishing the Company’s philosophy, policies, and strategy relative to executive compensation, including the mix of base salary and short-term and long-term incentive compensation within the context of stated guidelines for compensation relative to peer companies;

•	evaluating the performance of the Chief Executive Officer and other executive officers relative to approved performance goals and objectives;

•	setting the compensation of the Chief Executive Officer and other executive officers based upon an evaluation of their performance;

•	assisting the Board in developing and evaluating candidates for key executive positions and ensuring a succession plan is in place for the Chief Executive Officer and other executive officers;

•	evaluating compensation plans, policies, and programs with respect to the Chief Executive Officer, other executive officers, and non-management Directors;

•	monitoring and evaluating benefit programs for the Company’s Chief Executive Officer and other executive officers; and

•	producing an annual report on executive compensation for inclusion in the Company’s annual proxy statement. This years Compensation Committee Report is included in this proxy statement on page 21.

The Compensation Committee operates pursuant to a written charter that addresses the requirements of the NYSE’s listing standards.  The charter is available on our website at www.carters.com or in print by contacting Brendan M. Gibbons, Vice President, General Counsel, and Secretary of Carter’s, Inc., at the Company’s address set forth in the Notice of the Annual Meeting.  The Board has determined that each member of the Compensation Committee is independent.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee serving during fiscal 2008 has been an officer or other employee of the Company.  None of our executive officers has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or the Compensation Committee.

Nominating and Corporate Governance Committee

The primary responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying and recommending candidates qualified to become Board members;

•	recommending Directors for appointment to Board Committees; and

•	developing and recommending to the Board a set of corporate governance principles and monitoring the Company’s compliance with and effectiveness of such principles.

The Nominating and Corporate Governance Committee operates pursuant to a written charter that addresses the requirements of the NYSE’s listing standards.  The charter is available on our website at www.carters.com or in print by contacting Brendan M. Gibbons, Vice President, General Counsel, and Secretary of Carter’s, Inc., at the Company’s address set forth in the Notice of the Annual Meeting.  The Board has determined that each member of the Nominating and Corporate Governance Committee is independent.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee regularly assesses the appropriateness of the size of the Board of Directors.  In the event that vacancies occur or are anticipated, the Committee will identify prospective nominees that come to its attention through current Board members, professional search firms, or shareholders who hold more than 1% of our common stock.  The Board believes that it is appropriate to limit the group of shareholders who can propose nominees due to time constraints on the Nominating and Corporate Governance Committee.  The Committee will consider persons recommended by shareholders who hold more than 1% of our common stock for inclusion as nominees for election to the Board if the names of such persons are submitted to Brendan M. Gibbons, Vice President, General Counsel, and Secretary of Carter’s, Inc., at the Company’s address set forth in the Notice of the Annual Meeting.  This submission must be made in writing and in accordance with our by-laws, including mailing the submission in a timely manner and including the nominee’s name, address, and qualifications for Board membership.

When evaluating a potential candidate for membership on the Board, the Committee considers each candidate’s skills and experience and assesses the needs of the Board and its committees at that point in time.  In connection with this assessment, the Committee will determine whether to interview prospective nominees, and if warranted, one or more members of the Committee, and others as appropriate, will interview prospective nominees in person or by telephone.  Once this evaluation is completed, if warranted, the Committee recommends candidates to the Board for nomination, and the Board determines whether or not to select the nominees after considering the recommendation of the Committee.

Interested Party Communications

A shareholder or other interested party may submit a written communication to the Board, non-management Directors, or Presiding Director.  The submission must be delivered to Brendan M. Gibbons, Vice President, General Counsel, and Secretary of Carter’s, Inc., at the Company’s address set forth in the Notice of the Annual Meeting.

The Board, non-management Directors, or Presiding Director may require the submitting shareholder to furnish such information as may be reasonably required or deemed necessary to sufficiently review and consider the submission of such shareholder.

Each submission will be forwarded, without editing or alteration, to the Board, non-management Directors, or Presiding Director, as appropriate, on or prior to the next scheduled meeting of the Board.  The Board, non-management Directors, or Presiding Director, as appropriate, will determine, in their sole discretion, the method by which such submission will be reviewed and considered.

Corporate Governance Principles and Code of Ethics

Carter’s is committed to conducting its business with the highest level of integrity and maintaining the highest standards of corporate governance.  Our Corporate Governance Principles and our Code of Business Ethics and Professional Conduct provide the structure within which our Board and management operate the Company.  The Company’s Code of Business Ethics and Professional Conduct applies to all Directors and Company employees, including the Company’s executive officers.  Our Corporate Governance Principles and Code of Business Ethics and Professional Conduct are available on the Company’s website at www.carters.com or in print by contacting Brendan M. Gibbons, Vice President, General Counsel, and Secretary of Carter’s, Inc., at the Company’s address set forth in the Notice of the Annual Meeting.

Director Independence

The Company’s Corporate Governance Principles require a majority of the Company’s Directors to be independent.  For a Director to be considered independent, the Board must determine that the Director has no direct or indirect material relationship with Carter’s.  The Board considers all relevant information provided by each Director regarding any relationships each Director may have with Carter’s or management.  To assist it in making such independence determinations, the Board has established the following independence tests, which address all the specific independence tests of the NYSE’s listing standards.  A Director will not be considered independent if:

•
the Director is, or within the last three years has been, employed by the Company; or an immediate family member of the Director is, or within the last three years has been, employed as an executive officer of the Company;

•
the Director, or an immediate family member of the Director, has received, during any twelve-month period within the last three years, direct compensation from the Company exceeding $120,000, other than Director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
(a) the Director, or an immediate family member of the Director, is a current partner of a firm that is the Company’s internal auditor or independent registered public accounting firm; (b) the Director is a current employee of such a firm; (c) the Director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance, or tax compliance (but not tax planning) practice; or (d) the Director, or an immediate family member of the Director, was, within the last three years (but is no longer), a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•
the Director, or an immediate family member of the Director, is, or within the last three years has been, employed as an executive officer of another company where any of the Company’s present executive officers serve or served on that company’s compensation committee;

•
the Director is a current employee, or has an immediate family member who is an executive officer, of another company that has made payments to, or receives payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million, or 2%, of such other company’s consolidated gross revenues;

•	the Director, or an immediate family member of the Director, is, or within the last three years has been, employed by a company that has a director who is an officer of the Company;

•
the Director serves as an officer, director, or trustee, or as a member of a fund raising organization or committee of a not-for-profit entity to which the Company made, in any of the last three fiscal years, contributions in excess of the greater of (i) $50,000, or (ii) 2% of the gross annual revenues or charitable receipts of such entity; or

•
the Director is, or within the last three years has been, an executive officer of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other exceeds 1% of the total consolidated assets of such company.

Applying these standards, the Board has determined that all of our non-management Directors are independent.  In the course of making these determinations, the Board considered the following:

•
Mr. Bloom’s status as a director of Gordon Brothers Group.  From June 2006 to May 2007, the Company made payments totaling $151,061 to Gordon Brothers Group.  Because Mr. Bloom is not an employee of Gordon Brothers Group, the Board determined that he does not fail to meet the independence tests listed above, and does not otherwise have a material relationship with the Company.

PROPOSAL NUMBER ONE

ELECTION OF CLASS III DIRECTORS

The Board proposes that the three Class III Director nominees be re-elected to the Board to serve until 2012.  The Company’s Board is divided into three classes with each Director serving a three-year term or until his or her earlier resignation, death, or removal.  In addition to the three Class III nominees, the Company’s current Class I and Class II Directors are listed below.  Each nominee currently serves as a Class III Director.

Class III Nominees—Terms Expiring at the Annual Meeting

Name	Age
Paul Fulton	74
John R. Welch	77
Thomas E. Whiddon	56

The individuals who will continue to serve as Class I and Class II Directors after the Annual Meeting are:

Class I Directors—Terms Expiring in 2010

Name	Age
William J. Montgoris	62
David Pulver	67

Class II Directors—Terms Expiring in 2011

Name	Age
Bradley M. Bloom	56
Michael D. Casey	48
A. Bruce Cleverly	63

The Board recommends a vote FOR the election of Paul Fulton, John R. Welch, and Thomas E. Whiddon as Class III Directors.

Vote Required

The three nominees for election as Class III Directors who receive the greatest number of votes will be elected as Class III Directors.  Votes may be cast in favor of all nominees, withheld for all nominees, or for all nominees, except specific nominees.  Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation of votes for each nominee, and, therefore, will not affect the outcome of the vote on this Proposal.  Proxies that are granted without providing voting instructions will be voted FOR the election of the three Class III Director nominees.

COMPENSATION OF DIRECTORS

Each of our non-management Directors receives an annual retainer and meeting fees, and each committee Chairman receives a separate retainer.  In fiscal 2008, each Director’s annual retainer was comprised of a $20,000 cash payment, except for Mr. Cleverly who received a pro-rated amount upon joining the Board in March 2008, and a grant of our common stock valued at approximately $90,000.  Effective at the Annual Meeting, the equity portion of our Directors’ annual retainer will be increased to $100,000.  Each Director also received meeting fees of $2,500 for each regularly scheduled Board meeting, $1,000 for each special Board meeting, and $1,000 for each regularly scheduled or special meeting of our standing Board committees.  In addition, for meetings of our Transition Committee held in connection with our Board or standing Board committee meetings, or Transition Committee meetings held telephonically, each Director received meeting fees of $1,000.  For special, in-person meetings of our Transition Committee, our Directors received meeting fees of $2,500.

In fiscal 2008, the Chairman of our Audit Committee received a $20,000 retainer, and the Chairmen of our Compensation, Nominating and Corporate Governance, and Transition Committees each received $10,000 retainers.  In addition, as a new non-management Director, Mr. Cleverly was granted a one-time grant of restricted common stock valued at approximately $100,000.  This restricted stock “cliff vests” after three years following the date of grant.

We reimburse Directors for travel expenses incurred in connection with attending Board and committee meetings and for other expenses incurred while conducting Company business.  We pay no additional compensation to Mr. Casey for serving as a Director.  There are no family relationships among any of the Directors or our executive officers.

The following table provides information concerning the compensation of our non-management Directors for fiscal 2008.

FISCAL 2008 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (b)	Stock Awards ($) (c)		Option Awards ($)		Total ($)
Bradley M. Bloom (a)	$31,000	$90,000		$--		$121,000
A. Bruce Cleverly	$49,500	$118,215	(d)	$--		$167,715
Paul Fulton	$53,000	$90,000		$--		$143,000
William J. Montgoris	$39,000	$123,846	(e)	$--		$162,846
David Pulver	$65,000	$90,000		$--		$155,000
Elizabeth A. Smith (f)	$35,000	$--		$--		$35,000
John R. Welch	$50,000	$90,000		$716	(g)	$140,716
Thomas E. Whiddon	$43,000	$90,000		$11,234	(h)	$144,234

(a)	All compensation earned by Mr. Bloom was paid to Berkshire Partners.

(b)	This column reports the amount of cash compensation earned in fiscal 2008 through annual cash retainers and meeting fees.

(c)	On May 8, 2008, we issued each of our non-management Directors 6,198 shares of common stock with a grant date fair value of $14.52 per share.

(d)
Upon joining the Board in March 2008, the Company issued Mr. Cleverly 6,481 shares of restricted stock, which “cliff vest” in March 2011.  These shares had a grant date fair value of $15.43 per share.  In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), we assume these shares will vest in March 2011 and record the related expense ratably over the vesting period.

(e)
Upon joining the Board in August 2007, the Company issued Mr. Montgoris 4,583 shares of restricted stock, which “cliff vest” in August 2010.  These shares had a grant date fair value of $21.82 per share.  In accordance with SFAS 123R, we assume these shares will vest in August 2010 and record the related expense ratably over the vesting period.

(f)	Ms. Smith resigned from the Board effective December 31, 2008.

(g)
On April 5, 2003, Mr. Welch was granted 16,000 stock options with an exercise price of $4.94 and a Black-Scholes fair value of $1.54.  The amount disclosed in this column equals the Company’s expense for such stock options in accordance with SFAS 123R recorded ratably over the vesting period through April 2008.

(h)
On September 17, 2003, Mr. Whiddon was granted 16,000 stock options with an exercise price of $6.98 and a Black-Scholes fair value of $4.88.  The amount disclosed in this column equals the Company’s expense for such stock options in accordance with SFAS 123R recorded ratably over the vesting period through September 2008.

For stock options, the SFAS 123R fair value is calculated based on assumptions summarized in Note 6 to our audited consolidated financial statements which are included in our Annual Report on Form 10-K.  For complete beneficial ownership information of our common stock for each of our Directors, see heading “Securities Ownership of Beneficial Owners, Directors, and Executive Officers” on page 30.

EXECUTIVE OFFICERS’ BIOGRAPHICAL INFORMATION AND EXPERIENCE

The following table sets forth the name, age, and position of each of our executive officers as of the date of this proxy statement.

Name	Age	Position
Michael D. Casey	48	Chief Executive Officer
Joseph Pacifico	59	President
David A. Brown	51	Executive Vice President and Chief Operations Officer
James C. Petty	50	President of Retail Stores
Richard F. Westenberger	40	Executive Vice President and Chief Financial Officer
Charles E. Whetzel, Jr.	58	Executive Vice President and Chief Sourcing Officer

Michael D. Casey joined the Company in 1993 as Vice President-Finance.  Mr. Casey was named Senior Vice President-Finance in 1997, Senior Vice President and Chief Financial Officer in 1998, Executive Vice President and Chief Financial Officer in 2003, and Chief Executive Officer on August 1, 2008.  Mr. Casey became a Director on August 7, 2008.  Prior to joining the Company, Mr. Casey was a Senior Manager with Price Waterhouse LLP, predecessor to PricewaterhouseCoopers LLP.

Joseph Pacifico joined the Company in 1992 as Executive Vice President-Sales and Marketing.  Mr. Pacifico was named President of Marketing in 1997 and President of Carter’s, Inc. in 2004.  Mr. Pacifico began his career with VF Corporation in 1981 as a sales representative for The HD Lee Company, Inc. and was promoted to the position of Vice President of Marketing in 1989, a position he held until 1992.

David A. Brown joined the Company in 1992 as Senior Vice President-Business Planning and Administration.  Mr. Brown was named Executive Vice President-Operations in 1997, and Executive Vice President and Chief Operations Officer in 2005.  Prior to 1992, Mr. Brown held various positions at VF Corporation including Vice President-Human Resources for both The HD Lee Company, Inc. and Bassett-Walker, Inc.  Mr. Brown also held human resource positions with Blue Bell, Inc. and Milliken & Company earlier in his career.

James C. Petty joined the Company in 2007 as President of Retail Stores.  Prior to joining the Company, Mr. Petty served as President and Chief Executive Officer of PureBeauty, Inc. from 2005 to 2006.  From 1997 to 2004, Mr. Petty held various positions at Tween Brands, Inc., formerly Too, Inc., including President, General Manager – Limited Too Division, Executive Vice President, Stores and Real Estate; Senior Vice President, Stores; and Vice President, Stores, Limited Too Division.  Prior to 1997, Mr. Petty held various positions at Gap, Inc.

Richard F. Westenberger joined the Company in 2009 as Executive Vice President and Chief Financial Officer.  Prior to joining the Company, Mr. Westenberger served as Vice President of Corporate Finance and Treasurer of Hewitt Associates, Inc. from 2006 to 2008.  Prior to Hewitt, Mr. Westenberger was Senior Vice President and Chief Financial Officer of Land’s End, Inc., a specialty apparel division of Sears Holdings Corporation.  During his ten years at Sears, Mr. Westenberger held various other senior financial management positions, including Vice President of Corporate Planning and Analysis and Vice President of Investor Relations.  Prior to Sears, Mr. Westenberger was with Kraft Foods, Inc.  He began his career at Price Waterhouse LLP, predecessor to PricewaterhouseCoopers LLP, and is a certified public accountant.

Charles E. Whetzel, Jr. joined the Company in 1992 as Executive Vice President-Operations.  Mr. Whetzel was named Executive Vice President-Manufacturing in 1997, Executive Vice President-Global Sourcing in 2000, and Executive Vice President and Chief Sourcing Officer in 2005.  Mr. Whetzel began his career at Aileen, Inc. in 1971 in the Quality function and was later promoted to Vice President of Apparel.  Following Aileen, Inc., Mr. Whetzel held positions of increased responsibility with Health-Tex, Inc., Mast Industries, Inc., and Wellmade Industries, Inc.  In 1988, Mr. Whetzel joined Bassett-Walker, Inc. and was later promoted to Vice President of Manufacturing for The HD Lee Company, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis, or CD&A, is intended to provide information regarding the Company’s executive compensation program and practices.  This CD&A covers a variety of topics, including: the Company’s compensation philosophy regarding executive compensation, the role of our Compensation Committee in setting the compensation of our named executive officers, and our executive compensation decisions for fiscal 2008.

During fiscal 2008, the Company announced that Frederick J. Rowan, II was retiring as Chief Executive Officer and resigning his position as Chairman of the Company’s Board of Directors, effective August 1, 2008.  The Company agreed to treat Mr. Rowan's retirement as a termination for "good reason" under the terms of his employment agreement.  The Company also announced that Michael D. Casey, the Company’s sitting Chief Financial Officer, was being promoted to Chief Executive Officer effective August 1, 2008.  In addition, the Board of Directors appointed Andrew B. North, the sitting Vice President of Finance, to serve as interim Chief Financial Officer effective August 1, 2008.  On August 7, 2008, Mr. Casey was elected to the Company’s Board of Directors.  Richard F. Westenberger joined the Company as Executive Vice President and Chief Financial Officer on January 19, 2009.

Compensation Philosophy

The Company is committed to achieving long-term, sustainable growth and increasing shareholder value.  The Company’s compensation program for our named executive officers is designed to support these objectives and encourage strong financial performance on an annual and long-term basis by linking a significant portion of our named executive officers’ total compensation to Company performance in the form of incentive compensation.  The principal elements of the compensation structure for our named executive officers, which are discussed in more detail below, are base salary, annual performance bonus, and equity incentives.

Together, we refer to these three elements as total direct compensation.  In addition, the Company offers perquisites and other personal benefits to our named executive officers.  Our named executive officers may also receive special bonuses, in recognition of special circumstances or for superior performance.

The Company’s compensation philosophy is to set our named executive officers’ compensation at levels that will attract, motivate, and retain superior executive talent in a highly competitive environment.  To be consistent with this philosophy, our Compensation Committee aims to set our named executive officers’ total direct compensation between the fiftieth and seventy-fifth percentiles of compensation paid to similar executive positions at companies in the Total Remuneration Survey (the “Retail Survey”) conducted by the Hay Group, an independent compensation consultant engaged by our Compensation Committee, with maximum total direct compensation targeted in the top quartile if superior performance is achieved.  We also reference the proxy compensation data of companies in our peer group.

The Retail Survey is comprised of approximately 100 companies in the retail and wholesale industry and provides comparable compensation information by controlling for differences in companies’ revenue size and the differences in the scopes of responsibility of different executives.  Our peer group is comprised of 14 companies in the retail or wholesale industries that primarily conduct business in apparel or related accessories, have revenues between $900 million and $3.8 billion.  In fiscal 2008, our peer group was comprised of the following companies:

Abercrombie & Fitch	Gymboree
Aeropostale	J. Crew
American Eagle Outfitters	Oxford Industries
Chico’s	Pacific Sunwear
The Children’s Place	Quicksilver
Coach	Timberland
Coldwater Creek	Tween Brands

Role of the Compensation Committee

Our Compensation Committee sets the total direct compensation of our named executive officers.  Our Compensation Committee also sets the financial performance targets for our named executive officers’ annual performance bonuses and the performance vesting terms for their equity awards.  Our Compensation Committee has engaged the Hay Group to advise it on executive and director compensation matters and provide the Committee with data to benchmark the base salary, annual performance bonus, and long-term equity incentive compensation of our named executive officers.  The Hay Group serves at the direction of the Compensation Committee, and meets privately with the Compensation Committee and with its Chairman.

To maintain the effectiveness of our executive compensation program, and to keep it consistent with our compensation philosophy, our Compensation Committee regularly reviews the reasonableness of our named executive officers’ compensation and compares it with compensation data from the Retail Survey and our peer group.

In making compensation determinations for our named executive officers, our Compensation Committee principally takes into account:

(i)	the nature and scope of each officer’s responsibilities;

(ii)	the Company’s performance; and

(iii)	the comparative compensation data of companies in the Retail Survey and our peer group.

Our Compensation Committee also considers the recommendations of our Chief Executive Officer regarding the base salary, annual performance bonus, and long-term equity incentives of our named executive officers, other than himself.  In addition, our Chief Executive Officer makes recommendations to the Compensation Committee regarding the structure of our executive compensation program generally.

Total Direct Compensation

In setting a total direct compensation target for each named executive officer, our Compensation Committee considers both objective and subjective factors, including the scope of each officer’s responsibilities, Company performance, prior equity awards, potential future earnings from equity awards, retention needs, and comparative compensation data of companies in the Retail Survey and our peer group.  The Company’s compensation philosophy is to set total direct compensation for each of our named executive officers between the fiftieth and seventy-fifth percentile of similar executive positions at companies in our peer group, and to set our named executive officers total direct compensation in the top quartile if superior performance is achieved.

In fiscal 2008, as set forth in more detail in the Fiscal 2008 Summary Compensation Table, the total direct compensation of each of our named executive officers was as follows:

Total Direct Compensation
Chief Executive Officer	$2,058,187
Vice President of Finance and Interim Chief Financial Officer	$433,573
President	$1,749,079
President of Retail Stores	$1,588,487
Chief Sourcing Officer	$1,215,830
Former Chief Executive Officer	$4,829,092

Although no changes have been made to the Company’s overall compensation philosophy or structure, the Company has taken measures in fiscal 2009 to control and reduce costs in response to current global economic conditions that will impact executive compensation in fiscal 2009.  These measures include holding our employees’ base salaries consistent with 2008 levels, exclusive of employee promotions, including the salaries of our named executive officers, and suspending the Company’s 401(k) matching program, effective April 17, 2009.

Base Salary

The Company’s compensation philosophy is to set our named executive officers’ base salaries at approximately the fiftieth percentile of the base salaries paid to similar executive positions in the Retail Survey and our peer group, while making adjustments in light of the objective and subjective factors discussed above.

The following table details the base salaries we provided in fiscal 2008 to each of our named executive officers and their corresponding base salaries for fiscal 2009:

	Base Salary
Named Executive Officer	Fiscal 2008		Fiscal 2009
Michael D. Casey	$700,000	(a)	$700,000
Chief Executive Officer

Andrew B. North	$250,000	(b)	$250,000
Vice President of Finance and Interim Chief Financial Officer

Richard F. Westenberger	$--		$400,000	(c)
Executive Vice President and Chief Financial Officer

Joseph Pacifico	$650,000		$650,000
President

James C. Petty	$425,000		$425,000
President of Retail Stores

Charles E. Whetzel, Jr.	$425,000		$425,000
Executive Vice President and Chief Sourcing Officer

Frederick J. Rowan, II	$850,000	(d)	$--
Former Chairman of the Board and Chief Executive Officer

(a)	Prior to his promotion on August 1, 2008 to Chief Executive Officer, Mr. Casey’s base salary was $450,000. The amount shown reflects his base salary following his promotion.

(b)	Mr. North served as Interim Chief Financial Officer from August 1, 2008 until January 19, 2009. Mr. North continues to serve as Vice President of Finance.

(c)	Mr. Westenberger joined the Company as Executive Vice President and Chief Financial Officer effective January 19, 2009.

(d)	Mr. Rowan retired as Chief Executive Officer effective August 1, 2008.

Annual Performance Bonus

The Company makes annual cash performance bonuses a significant component of our named executive officers’ targeted total direct compensation, while maintaining the Company’s compensation philosophy to target total direct compensation between the fiftieth and seventy-fifth percentiles of similar executive positions in the Retail Survey and our peer group, and in the top quartile when superior performance is achieved.  We believe this design aligns the interests of our named executive officers with the interests of our shareholders.

Our Compensation Committee approves a target bonus for each named executive officer that is based on a percentage of their base salaries.  In establishing these bonus targets, the Compensation Committee considers our named executive officers’ potential total direct compensation in light of the Company’s compensation philosophy and comparative compensation data.  The named executive officers can earn their target bonuses based upon the Company’s achievement of financial performance targets pre-determined by the Compensation Committee.

In accordance with our Amended and Restated Annual Incentive Compensation Plan (the “Incentive Compensation Plan”), for fiscal 2008, the Compensation Committee used three financial performance metrics to determine the amount, if any, of annual performance bonuses to be paid under our Incentive Compensation Plan: net sales (weighted at 25%), adjusted earnings before interest and taxes (“adjusted EBIT”) (weighted at 25%), and adjusted earnings per share (“adjusted EPS”) (weighted at 50%).  Our Compensation Committee selected net sales, adjusted EBIT, and adjusted EPS as performance metrics because it believes they are key financial measures that are aligned with the interests of our shareholders and help to measure the quality of our earnings.

Our Compensation Committee has the discretion not to award performance bonuses, even if the Company achieves its financial performance targets, and to take into account personal performance in determining the percentage of each named executive officer’s annual performance bonus to be paid, if any.

Our named executive officers could have earned from 0% to 200% of their target performance bonus in fiscal 2008 based upon the Company’s achievement of the following financial targets, weighted at the following percentages:

	Net Sales ($ in billions) (25%)	Adjusted EBIT ($ in millions) (25%)	Adjusted EPS (50%)
25% of Target Performance Bonus	$1.447	$146.2	$1.32
100% of Target Performance Bonus	$1.490	$154.6	$1.40
200% of Target Performance Bonus	$1.560	$162.5	$1.48

Based on the Company’s net sales of $1.5 billion, adjusted EBIT of $143.4 million, and adjusted EPS of $1.37 in fiscal 2008, our named executive officers', other than our former interim Chief Financial Officer, each earned approximately 62% of their performance bonus target (representing 100% of the net sales target, 0% of the adjusted EBIT target, and 75% of the adjusted EPS target).  Our former interim Chief Financial Officer earned 80% of his performance bonus target.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to a company’s principal executive officer and the company’s three most highly compensated executive officers other than its principal financial officer.  This limitation generally does not apply to performance-based compensation that is awarded under a plan that is approved by the shareholders of a company and that also meets certain other technical requirements.  Our compensation program for our named executive officers generally operates within the deductibility requirements under Section 162(m).  However, the Compensation Committee realizes that exceptions may occur.

Equity Incentives

Our Amended and Restated 2003 Equity Incentive Plan (“Equity Incentive Plan”) allows for various types of equity awards, including stock options, restricted stock, stock appreciation rights, and deferred stock.  Awards under our Equity Incentive Plan are granted to recruit, motivate, and retain employees and in connection with promotions or increased responsibility.  Our Compensation Committee has only awarded time and performance-based stock options and time and performance-based restricted stock, although it could use other forms of equity awards in the future.

All awards under our Equity Incentive Plan must be approved by our Compensation Committee.  Our Compensation Committee determines the type, timing, and amount of equity awards granted to each of our named executive officers after considering their previous equity awards, base salary, and target annual performance bonus in light of the Company’s compensation philosophy.  Our Compensation Committee also considers the comparative compensation data in the Retail Survey and our peer group, and our desire to retain and motivate our named executive officers and to align their goals with the long-term goals of our shareholders.

Our Compensation Committee’s practice is to approve grants of stock options and restricted stock at regularly scheduled meetings.  Our Compensation Committee may also make equity grants at special meetings or by unanimous written consent.  In the future, our Compensation Committee may select a date subsequent to a regularly scheduled meeting on which to grant equity awards.  Our Compensation Committee sets the exercise prices of equity awards at the closing price of our common stock on the NYSE on the date of grant.

In considering the value of equity awards, we calculate the value of stock option awards by using the Black-Scholes option pricing valuation method and the value of restricted stock awards equal to the closing price of our common stock on the date of grant.  In addition, our Compensation Committee regularly reviews the equity ownership of our named executive officers compared to the Company’s minimum ownership guidelines.  Under the Company’s minimum ownership guidelines, no named executive officer can sell Company stock (other than to cover the tax obligations resulting from the vesting of Company restricted stock), unless he owns shares of Company stock with a total market value in excess of a multiple of his base salary.  The multiples for our named executive officers are as follows: Chief Executive Officer and President - seven times their base salary; Chief Sourcing Officer - five times his base salary; our President of Retail Stores and Chief Financial Officer - three times their base salaries.  Each of our named executive officers has complied with these ownership guidelines.

In March 2004, our Compensation Committee granted Mr. Casey, then our Chief Financial Officer, 200,000 time-based stock options that vested in five equal, annual installments based on his continued employment with the Company.  In each of February 2006 and February 2007, our Compensation Committee granted Mr. Casey 12,000 stock options and 12,000 shares of restricted stock, each of which vest in four equal, annual installments based on his continued employment with the Company.  In August 2008, following Mr. Casey’s promotion to Chief Executive Officer, our Compensation Committee granted Mr. Casey 125,000 time-based stock options that vest in four equal, annual installments based upon Mr. Casey’s continued employment with the Company.  Mr. Casey was also granted 75,000 performance-based shares of restricted stock.  Fifty percent of these shares will be eligible to vest upon the Company’s reporting of adjusted EPS growth in fiscal 2009 (over fiscal 2008) and in fiscal 2010 (over fiscal 2009) of at least 4%.  If this threshold earnings per share growth is achieved in fiscal 2009 and 2010, then these eligible shares will vest, in varying percentages, from 33% to 100%, based on the Company’s compound annual growth rate in earnings per share from fiscal 2009 to 2010 ranging between 4% and 8%.  The remaining 50% of these shares will then vest in equal amounts on December 31, 2011 and December 31, 2012 based on his continued employment with the Company.  In March 2009, Mr. Casey was granted 100,000 time-based stock options and 50,000 shares of restricted stock, each of which vest in four equal, annual installments based on his continued employment with the Company.  Pursuant to a Company policy, while employed by the Company, Mr. Casey shall not sell any of these vested restricted shares, other than to cover any associated tax obligations, until the fourth anniversary of the date of grant.

In September 2003, our Compensation Committee granted our former interim Chief Financial Officer and current Vice President of Finance, Mr. North, 22,560 time-based and 37,440 performance-based stock options, each of which vested in five equal, annual installments based on Mr. North’s continued employment with the Company.  In February 2006, our Compensation Committee granted Mr. North 2,800 time-based stock options and 1,200 shares of restricted stock, each of which vest in four equal, annual installments based on his continued employment with the Company.  In each of February 2007 and December 2007, our Compensation Committee granted Mr. North 6,000 time-based stock options and 3,000 shares of restricted stock, each of which vest in four equal, annual installments based on his continued employment with the Company.  In March 2009, our Compensation Committee granted Mr. North 10,000 time-based stock options and 5,000 shares of restricted stock, each of which vest in four equal, annual installments based on his continued employment with the Company.

In February 2009, our Compensation Committee granted our current Chief Financial Officer, Mr. Westenberger, 20,000 time-based stock options and 10,000 shares of restricted stock, each of which vest in four equal, annual installments based upon Mr. Westenberger’s continued employment with the Company.  Pursuant to a Company policy, while employed by the Company, Mr. Westenberger shall not sell any of these vested restricted shares, other than to cover any associated tax obligations, until the fourth anniversary of the date of grant.

In March 2004, our Compensation Committee granted our President 200,000 time-based stock options that vested in five equal, annual installments based on Mr. Pacifico’s continued employment with the Company.  In November 2005, we granted our President 200,000 performance-based stock options.  These options vest in February 2010 based upon Mr. Pacifico’s continued employment with the Company, the Company’s achievement of fiscal 2009 adjusted net income of at least $116 million, and an individual performance criterion.  In fiscal 2007, we made assumptions that these performance criteria will not be met and that these shares will not vest.  In July 2008, our Compensation Committee granted our President 200,000 time-based stock options that vest in three equal, annual installments based on Mr. Pacifico’s continued employment with the Company.

In June 2007, our Compensation Committee granted our President of Retail Stores 40,000 time-based stock options and 10,000 shares of restricted stock, each of which vest in four equal, annual installments based upon Mr. Petty’s continued employment with the Company.  In July 2008, our Compensation Committee granted our President of Retail Stores 75,000 time-based stock options and 25,000 shares of restricted stock, each of which vest in four equal, annual installments based upon Mr. Petty’s continued employment with the Company.  In March 2009, Mr. Petty was granted 25,000 time-based stock options and 7,000 shares of restricted stock, each of which vest in four equal, annual installments based on his continued employment with the Company.  Pursuant to a Company policy, while employed by the Company, Mr. Petty shall not sell any of these vested restricted shares, other than to cover any associated tax obligations, until the fourth anniversary of the date of grant.

In May 2005, our Compensation Committee granted our Chief Sourcing Officer 60,000 stock options that vest in four equal, annual installments based on Mr. Whetzel’s continued employment with the Company.  In May 2005, our Compensation Committee also granted our Chief Sourcing Officer 40,000 shares of restricted stock that cliff vest in May 2009 based on Mr. Whetzel’s continued employment with the Company.  In July 2008, our Compensation Committee granted our Chief Sourcing Officer 40,000 stock options and 10,000 shares of restricted stock, each of which vest in four equal, annual installments based on Mr. Whetzel’s continued employment with the Company.  In March 2009, Mr. Whetzel was granted 20,000 time-based stock options and 5,000 shares of restricted stock, each of which vest in four equal, annual installments based on his continued employment with the Company.  Pursuant to a Company policy, while employed by the Company, Mr. Whetzel shall not sell any of these vested restricted shares, other than to cover any associated tax obligations, until the fourth anniversary of the date of grant.

In May 2005, our Compensation Committee granted our former Chief Executive Officer 400,000 performance-based stock options.  These options were scheduled to vest in varying percentages in February 2009 based upon Mr. Rowan’s continued employment with the Company, the Company’s achievement of specified levels of fiscal 2008 adjusted net income ranging from $75 million to $100 million, and an individual performance criterion.  Due to Mr. Rowan’s retirement, which was treated as a termination for "good reason," the vesting of these options was accelerated.

Employment Agreements

The Company maintains employment agreements that provide our Chief Executive Officer and certain named executive officers with, among other things, minimum base salary levels, annual performance bonus targets, and severance benefits.  The material terms of these agreements are summarized briefly below.

Michael D. Casey

Mr. Casey served as Chief Financial Officer in fiscal 2008 through July 31, 2008, and as Chief Executive Officer for the remainder of fiscal 2008.  In accordance with the terms of Mr. Casey's employment agreement, which was entered into in August 2001, his base salary shall be no less than $250,000, and his annual performance bonus target shall be no less than 65% of his base salary.  Mr. Casey entered into his employment agreement prior to his promotion to Chief Executive Officer.  In recognition of this, and taking into consideration comparative compensation data, the Compensation Committee set Mr. Casey’s fiscal 2008 base salary as Chief Financial Officer at $450,000 and his performance bonus target at 87.5% of his base salary, and set his fiscal 2008 base salary as Chief Executive Officer at $700,000 and his performance bonus target at 150% of his base salary.  It is expected that the Company and Mr. Casey will enter into a new employment agreement that reflects Mr. Casey's promotion to Chief Executive Officer.  Based upon the achievement of the Company’s net sales of $1.5 billion, adjusted EBIT of $143.4 million, and adjusted EPS of $1.37, Mr. Casey received an annual performance bonus of $651,000, or 93% of his most recent base salary and 62% of his target incentive.

Joseph Pacifico

In accordance with the terms of our President’s employment agreement entered into in August 2001, his base salary shall be no less than $420,000 and his annual performance bonus target shall be no less than 65% of his base salary.  Mr. Pacifico entered into this employment agreement prior to being promoted to President in June 2004.  In recognition of an increase in the scope of his responsibilities resulting from his promotion to President, and taking into consideration comparative compensation data, the Compensation Committee set our President’s fiscal 2008 base salary at $650,000 and his performance bonus target at 100% of his base salary.  Based upon the achievement of the Company’s net sales of $1.5 billion, adjusted EBIT of $143.4 million, and adjusted EPS of $1.37, Mr. Pacifico received an annual performance bonus of $403,000, or 62% of his most recent base salary and of his target incentive.

James C. Petty

In accordance with the terms of our President of Retail Stores’ employment agreement entered into in May 2008, his base salary shall be no less than $400,000 and his annual performance bonus target shall be no less than 75% of his base salary.  In fiscal 2008, we set our President of Retail Stores’ base salary at $425,000 and his performance bonus target at 75% of his base salary.  Based upon the achievement of the Company’s net sales of $1.5 billion, adjusted EBIT of $143.4 million, and adjusted EPS of $1.37, Mr. Petty received an annual performance bonus of $200,000, or 47% of his most recent base salary and 62% of his target incentive.

Charlie E. Whetzel, Jr.

In accordance with the terms of our Chief Sourcing Officer’s employment agreement entered into in August 2001, his base salary shall be no less than $285,000 and his annual performance bonus target shall be no less than 65% of his base salary.  Mr. Whetzel entered into his employment agreement prior to his promotion to Chief Sourcing Officer and an increase in the scope of the responsibilities of his position.  In recognition of this, and taking into consideration comparative compensation data, the Compensation Committee set our Chief Sourcing Officer’s fiscal 2008 base salary at $425,000 and his performance bonus target at 87.5% of his base salary.  Based upon the achievement of the Company’s net sales of $1.5 billion, adjusted EBIT of $143.4 million, and adjusted EPS of $1.37, Mr. Whetzel received an annual performance bonus of $230,563, or 54% of his most recent base salary and 62% of his target incentive.

Richard F. Westenberger

In accordance with the terms of our Chief Financial Officer’s employment arrangement entered into in January 2009, his base salary shall be no less than $400,000 and his annual performance bonus target shall be no less than 75% of his base salary.

Potential Payments Upon a Termination or Change in Control

Termination

In the event that our Chief Executive Officer, President, or Chief Sourcing Officer is terminated by the Company for “cause,” retires, becomes disabled, or dies, the executive or his estate will be provided his base salary and fringe, medical, and other benefits through the termination of his employment.  If any of these named executive officers is terminated “without cause,” or if any of these named executive officers terminates his employment for “good reason,” the named executive officer shall receive his base salary and medical and dental benefits for 24 months following the date of his termination, provided the named executive officer complies with confidentiality, intellectual property assignment, non-competition, and non-solicitation obligations, which generally last for a period of one to two years.

Our Chief Executive Officer, President, or Chief Sourcing Officer shall also receive the annual performance bonus that he would have earned as if he had been employed at the end of the year in which his employment was terminated.  The determination of whether an annual performance bonus is payable to the named executive officer may take into account whether the Company achieved its performance targets, but may not take into account whether personal performance targets for the named executive officer were achieved.  The vesting of equity incentives for these named executive officers is not required to be accelerated in the event of a termination of employment.  The total payments made to these named executive officers shall comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

In the event, our President of Retail Stores is terminated by the Company for “cause,” resigns, or dies, the executive or his estate will be provided his base salary through the termination of his employment.  If our President of Retail Stores becomes disabled, the executive shall continue to receive his base salary and fringe benefits until the Company terminates his employment for disability.  If our President of Retail Stores is terminated “without cause,” or if he terminates his employment for “good reason,” he shall receive his base salary for 24 months following the date of his termination, provided the executive officer complies with confidentiality, intellectual property assignment, non-competition, and non-solicitation obligations, which generally last for a period of two years.

In the event our Chief Financial Officer is terminated by the Company for “cause,” he shall receive his base salary then in effect, together with medical and dental benefits, for 12 months following the date of his termination.  In addition, our Chief Financial Officer shall also receive the annual performance bonus, if any, pro-rated for the amount of time he was employed by the Company in the year in which his employment was terminated.

Our former interim Chief Financial Officer and current Vice President of Finance is eligible for severance compensation in accordance with the Company’s general severance policy, which provides one week of severance for each year of service in the case of termination.

In determining whether a termination occurred with or without “cause,” “cause” is generally deemed to exist when the named executive officer has: been convicted of a felony (or the entering of a plea of guilty or no contest to a felony); committed an act of fraud involving an act of dishonesty for personal gain which is materially injurious to the Company; willfully breached his obligations of confidentiality, intellectual property assignment, non-competition, or non-solicitation against the Company; willfully engaged in gross misconduct which is materially injurious to the Company; or, after a cure period, willfully refused to perform his duties.

In determining whether a named executive officer, with the exception of our President of Retail Stores, has “good reason” to terminate his employment, “good reason” is generally deemed to exist when the Company has: materially reduced a named executive officer’s duties, responsibilities, or status; assigned to the executive a material amount of additional duties that are significantly inconsistent with his previous duties; required the executive to relocate; or materially breached his employment agreement.  In determining whether our President of Retail Stores has “good reason” to terminate his employment, “good reason” is generally deemed to exist when the Company has materially reduced the President of Retail Stores’ duties, responsibilities, or status, or materially breached his employment agreement.

Based upon a hypothetical termination “without cause” or for “good reason” as of January 3, 2009, the severance and other benefits certain of our named executive officers would have been entitled to are as follows:

	Chief Executive Officer	Interim Chief Financial Officer	President	President of Retail Stores	Chief Sourcing Officer
Base Salary	$1,400,000	$28,846	$1,300,000	$850,000	$850,000
Performance Bonus	651,000	--	403,000	--	230,563
Health and Other Benefits	29,170	--	29,170	--	29,170
Total	$2,080,170	$28,846	$1,732,170	$850,000	$1,109,733

In addition, our named executive officers, with the exception of our former interim Chief Financial Officer, are entitled to receive any benefits that they would have been entitled to under our 401(k) plan and supplemental retirement plans, if any.  These severance benefits are provided under the terms of each of our named executive officers’ employment agreements, if any.

Change in Control

In the event of a change in control of the Company, all unvested stock options shall vest and the Compensation Committee has the ability to remove the vesting restrictions on all unvested shares of restricted stock.  The closing price on the NYSE of the Company’s common stock on the last trading day of fiscal 2008 was $19.24 per share.  Based upon a hypothetical change in control of the Company on January 3, 2009, the intrinsic value of accelerated stock option vesting and the value of accelerated vesting of restricted shares for our named executive officers would have been as follows:

	Chief Executive Officer	Interim Chief Financial Officer	President	President of Retail Stores	Chief Sourcing Officer
Option Value	$344,900	$--	$1,189,400	$379,500	$202,400
Restricted Stock Value	1,731,600	98,124	--	625,300	962,000
Total Value	$2,076,500	$98,124	$1,189,400	$1,004,800	$1,164,400

Retirement Benefits of Former Chief Executive Officer

    In connection with Mr. Rowan's retirement, the Company paid Mr. Rowan severance benefits of $346,538 in fiscal 2008 and $78,462 in fiscal 2009, and a lump sum payment of $1,947,020 in fiscal 2009.  In addition, Mr. Rowan was entitled to receive the annual performance bonus that he would have earned had he been employed at the end of fiscal 2008.  Under the terms of his employment agreement, Mr. Rowan’s annual performance bonus target shall be no less than 150% of his base salary.  In fiscal 2008, the Compensation Committee set our former Chief Executive Officer’s performance bonus target at 150% of his base salary.  Based upon the achievement of the Company’s net sales of $1.5 billion, adjusted EBIT of $143.4 million, and adjusted EPS of $1.37, our former Chief Executive Officer received an annual performance bonus of $790,500, or 93% of his base salary and 62% of his target incentive.

As part of Mr. Rowan’s employment agreement, the Company provided him with a supplemental executive retirement plan (“SERP”) which provides a defined benefit according to a formula based on his final average annual salary during the highest 36 consecutive months of his last 60 months of employment, offset by other external retirement benefits and Social Security benefits to which he is entitled.  Based on the value of his other retirement and Social Security benefits, Mr. Rowan began to receive his monthly benefit payment of $18,990 starting in August 2008 and will continue to receive $227,878 annually for his lifetime.  The plan is fully funded through two insurance policies, and the Company was not required to make any premium payments in fiscal 2008.  The Company included taxable income of $17,855 in Mr. Rowan’s income, representing the taxes on the increase in the present value of the accumulated benefit in fiscal 2008 up to the date of his retirement and associated tax gross-up.

Pursuant to his employment agreement, the Company had also provided Mr. Rowan with life insurance equal to 250% of his annual base salary.  This life insurance benefit was provided through two split-dollar life insurance policies.  Upon Mr. Rowan’s retirement on August 1, 2008, the split-dollar arrangement was terminated and $891,922 of the cash value of the policies was used to reimburse the Company for premium payments made prior to fiscal 2003.  Upon termination of the split-dollar arrangement, Mr. Rowan incurred $816,396 of taxable compensation which was included in his fiscal 2008 taxable income.  This amount consisted of a cash surrender value of $483,804 and associated tax gross-up of $332,592.

Perquisites and Other Benefits

The Company provides perquisites and other benefits to our Chief Executive Officer, President, and Chief Sourcing Officer, and in fiscal 2008, to our former Chief Executive Officer.  In fiscal 2008, the Compensation Committee established a perquisite allowance from which these named executive officers were reimbursed for certain perquisites, including automobile allowances, financial and tax planning, health club dues, and related tax gross-up payments.  Amounts from the perquisite allowance that remain unused at the end of the fiscal year are forfeited.

The fiscal 2008 perquisite allowances for certain of our named executive officers were:

	Chief Executive Officer	President	Chief Sourcing Officer	Former Chief Executive Officer
Perquisite Allowance	$30,000	$45,000	$30,000	$35,000	(a)

(a)	Pro-rated to reflect his retirement on August 1, 2008.

In addition to the perquisite allowances, our President is provided a country club membership.  Our former Chief Executive Officer was provided a country club membership in fiscal 2008 during his employment.  Additional information on named executive officer perquisites can be found in the footnotes to the Fiscal 2008 Summary Compensation Table on page 22 of this proxy statement.

Pursuant to the Company’s 401(k) plan, in fiscal 2008, the Company provided its executives the same level of matching contributions available to all eligible employees, which is equal to 100% of each named executive officer’s first 3% of pre-tax contributions and 50% of each executive officer’s next 2% of pre-tax contributions each year, subject to Internal Revenue Service limitations.  In fiscal 2008, each of our named executive officers, with the exception of our former interim Chief Financial Officer, received $9,200 in matching contributions.  Our former interim Chief Financial Officer received $6,200 in matching contributions in fiscal 2008.  Effective April 17, 2009, the Company has suspended this matching contribution for all employees, including our named executive officers.

The Company also made premium payments on behalf of certain of our named executive officers, on their personally owned insurance policies.  In fiscal 2008, including the associated tax gross-ups, the Company made payments of $69,505 on behalf of our Chief Executive Officer, $192,876 on behalf of our President, and $99,043 on behalf of our Chief Sourcing Officer.

The Company also provides our Chief Executive Officer, President, Chief Sourcing Officer, and former Chief Executive Officer with an excess supplementary health insurance policy that reimburses our executives for certain qualified health expenses not covered under the Company’s ERISA medical plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with Company management the Compensation Discussion and Analysis included in this proxy statement.  Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Submitted by the Compensation Committee

Mr. Paul Fulton, Chairman
Mr. A. Bruce Cleverly
Mr. John R. Welch

FISCAL 2008 SUMMARY COMPENSATION TABLE

The table below provides information concerning the compensation of our named executive officers.

In the “Salary” column, we disclose the base salary paid to each of our named executive officers during fiscal 2008, 2007, and 2006.

In the “Bonus” column, we disclose the cash bonuses earned during fiscal 2008, 2007, and 2006, other than amounts earned pursuant to the Company’s Incentive Compensation Plan.

In the “Stock Awards” and “Option Awards” columns, we disclose the fiscal 2008, 2007, and 2006 compensation expense the Company recorded in accordance with SFAS 123R relating to awards of stock or options, without a reduction for assumed forfeitures.  For restricted stock, the SFAS 123R fair value is calculated using the closing price on the NYSE of our stock on the date of grant and the related expense is recorded ratably over the vesting period.  For time-based and performance-based stock options, the SFAS 123R fair value is calculated based on assumptions summarized in Note 6 to our audited consolidated financial statements, which are included in our fiscal 2008 Annual Report on Form 10-K.  For time-based stock options, we recognize the related expense ratably over the vesting period.  For performance-based stock options and restricted stock awards that cliff vest, if we assume the performance criteria will be met and restricted stock awards will cliff vest, we record the related expense ratably over the vesting period.

In the column “Non-Equity Incentive Plan Compensation,” we disclose the dollar value of all compensation earned in fiscal 2008, 2007, and 2006 pursuant to the Company’s Incentive Compensation Plan.

In the column “Nonqualified Deferred Compensation Earnings,” we disclose the dollar value of any earnings from an aggregate change in the actuarial present value of the named executive officers accumulated benefit under all defined benefit and pension plans.

In the column “All Other Compensation,” we disclose the dollar value of all other compensation that could not properly be reported in other columns of the Fiscal 2008 Summary Compensation Table, including perquisites, amounts reimbursed for the payment of taxes, and insurance premiums paid by the Company for the benefit of our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($) (b)	Option Awards ($) (c)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($) (d)	All Other Compensation ($) (e)	Total ($)

Michael D. Casey	2008	$540,385	(a)	$--		$309,716	$435,586	$651,000	$--	$121,500	$2,058,187
Chief Executive Officer	2007	$375,000		$--		$160,369	$334,134	$--	$--	$124,459	$993,962
(previously Chief Financial Officer)	2006	$375,000		$--		$89,689	$302,069	$328,125	$--	$119,036	$1,213,919

Andrew B. North	2008	$232,115		$--		$31,262	$63,996	$100,000	$--	$6,200	$433,573
Vice President of Finance and
Interim Chief Financial Officer

Joseph Pacifico	2008	$642,308		$--		$--	$432,210	$403,000	$--	$271,561	$1,749,079
President	2007	$600,000		$--		$--	$261,446	$--	$--	$264,148	$1,125,594
	2006	$600,000		$--		$--	$880,962	$600,000	$--	$284,210	$2,365,172

James C. Petty	2008	$412,500		$593,596	(f)	$113,334	$177,158	$200,000	$--	$91,899	$1,588,487
President of Retail Stores

Charles E. Whetzel, Jr.	2008	$417,308		$--		$241,507	$162,232	$230,563	$--	$164,220	$1,215,830
Executive Vice President and	2007	$375,000		$--		$219,297	$130,195	$--	$--	$159,390	$883,882
Chief Sourcing Officer	2006	$375,000		$--		$219,297	$130,193	$328,125	$--	$153,105	$1,205,720

Frederick J. Rowan, II	2008	$497,615		$--		$--	$2,241,343	$790,500	$10,581	$1,289,053	$4,829,092
Former Chairman of the Board and	2007	$812,000		$--		$--	$326,666	$--	$0	$150,432	$1,289,098
Chief Executive Officer	2006	$812,000		$1,000,000	(g)	$--	$849,172	$1,218,000	$0	$143,603	$4,022,775

(a)
Prior to Mr. Casey’s promotion to Chief Executive Officer on August 1, 2008, his base salary for the 2008 fiscal year was $450,000.  After his promotion and for the balance of the 2008 fiscal year, his base salary was $700,000.

(b)	The amounts disclosed in this column for Messrs. Casey, North, Petty, and Whetzel reflect the expense we recorded in accordance with SFAS 123R for the following grants:

(i)
Mr. Casey was granted 12,000 shares of restricted stock on each of February 16, 2006 and February 15, 2007 with a grant date fair value of $34.32 and $22.19 per share, respectively.  Both grants vest in four equal, annual installments following the date of grant.  Mr. Casey was also granted 75,000 shares of performance-based restricted stock on August 7, 2008 with a grant date fair value of $17.92 per share.  Fifty percent of these shares will be eligible to vest upon the Company’s reporting of adjusted EPS growth in fiscal 2009 (over fiscal 2008) and in fiscal 2010 (over fiscal 2009) of at least 4%.  If this threshold earnings per share growth is achieved in fiscal 2009 and 2010, then these eligible shares will vest, in varying percentages, from 33% to 100%, based on the Company’s compound annual growth rate in earnings per share from fiscal 2009 to 2010 ranging between 4% and 8%.  The remaining 50% of these shares will then vest in equal amounts on December 31, 2011 and December 31, 2012 based on his continued employment with the Company.  In fiscal 2008, we have assumed that these performance criteria will be met and that these shares will vest.

(ii)
Mr. North was granted 1,200 shares of restricted stock on February 16, 2006 with a grant date fair value of $34.32 per share, 3,000 shares of restricted stock on February 15, 2007 with a grant date fair value of $22.19 per share, and 3,000 shares of restricted stock on December 3, 2007 with a grant date fair value of $22.79 per share.  These grants vest in four equal, annual installments following the date of grant.

(iii)
Mr. Petty was granted 10,000 shares of restricted stock on June 5, 2007 with a grant date fair value of $27.06 per share.  Mr. Petty was also granted 25,000 shares of restricted stock on July 1, 2008 with a grant date fair value of $14.18 per share.  Both grants vest in four equal, annual installments following the date of grant.

(iv)
Mr. Whetzel was granted 40,000 shares of restricted stock on May 13, 2005 with a grant date fair value of $22.01 per share.  These shares cliff vest on May 13, 2009.  We have assumed these shares will vest on May 13, 2009, and in accordance with SFAS 123R, we record expense for these grants ratably over the four-year vesting period.  Mr. Whetzel was also granted 10,000 shares of restricted stock on July 1, 2008 with a grant date fair value of $14.18 per share.  These shares vest in four equal, annual installments following the date of grant.

(c)	The amounts disclosed in this column represent the expense we recorded in accordance with SFAS 123R for the following grants:

(i)
Mr. Casey was granted 200,000 time-based stock options on March 22, 2004 with a Black-Scholes fair value of $6.56 per share and an exercise price of $14.81 per share.  These shares vest in five equal, annual installments following the date of grant.  Mr. Casey was also granted 12,000 time-based stock options on February 16, 2006 with a Black-Scholes fair value of $15.59 per share and an exercise price of $34.32 per share, 12,000 time-based stock options on February 15, 2007 with a Black-Scholes fair value of $10.01 per share and an exercise price of $22.19 per share, and 125,000 time-based stock options on August 6, 2008 with a Black-Scholes fair value of $7.13 per share and an exercise price of $17.90 per share.  The stock options granted to Mr. Casey in fiscal 2006, 2007, and 2008 vest in four equal, annual installments following the date of grant.

(ii)
Mr. North was granted 60,000 time-based stock options on September 17, 2003 with a Black-Scholes fair value of $4.88 per share and an exercise price of $6.98 per share.  These shares vest in five equal, annual installments following the date of grant.  Mr. North was also granted 2,800 time-based stock options on February 16, 2006 with a Black-Scholes fair value of $15.59 per share and an exercise price of $34.32 per share, 6,000 time-based stock options on February 15, 2007 with a Black-Scholes fair value of $10.01 per share and an exercise price of $22.19 per share, and 6,000 time-based stock options on December 3, 2007 with a Black-Scholes fair value of $9.15 per share and an exercise price of $22.79 per share.  The stock options granted to Mr. North in fiscal 2006 and 2007 vest in four equal, annual installments following the date of grant.

(iii)
Mr. Pacifico was granted 200,000 time-based stock options on March 22, 2004 with a Black-Scholes fair value of $6.56 per share and an exercise price of $14.81 per share.  These shares vest in five equal, annual installments following the date of grant.  Mr. Pacifico was also granted 200,000 performance-based stock options on November 10, 2005 with a Black-Scholes fair value of $12.68 and an exercise price of $31.18 per share.  Subject to the achievement of individual and Company performance targets, these stock options vest in February 2010.  In fiscal 2007, we assumed these performance criteria will not be met and that these shares will not vest.  Prior to fiscal 2007, we assumed that 100% of these shares would vest.  In accordance with SFAS 123R, we record performance-based stock option expense based upon the probability of performance target achievement, and we adjust any previously recorded expense if assumptions regarding the achievement of performance targets change.  Mr. Pacifico was granted 200,000 time-based stock options on July 1, 2008 with a Black-Scholes fair value of $4.89 per share and an exercise price of $14.18 per share.  These shares vest in three equal, annual installments following the date of grant.

(iv)
Mr. Petty was granted 40,000 time-based stock options on June 5, 2007 with a Black-Scholes fair value of $12.15 per share and an exercise price of $27.06 per share.  Mr. Petty was also granted 75,000 time-based stock options on July 1, 2008 with a Black-Scholes fair value of $5.82 per share and an exercise price of $14.18 per share.  These shares vest in four equal, annual installments following the date of grant.

(v)
Mr. Whetzel was granted 60,000 time-based stock options on May 13, 2005 with a Black-Scholes fair value of $8.71 per share and an exercise price of $22.01 per share.  Mr. Whetzel was also granted 40,000 time-based stock options on July 1, 2008 with a Black-Scholes fair value of $5.82 per share and an exercise price of $14.18 per share.  Both grants vest in four equal, annual installments following the date of grant.

(vi)
Mr. Rowan was granted 400,000 performance-based stock options on May 13, 2005 with a Black-Scholes fair value of $7.76 per share and an exercise price of $22.01 per share.  These stock options were scheduled to vest in February 2009, subject to the achievement of individual and Company performance criteria.  Due to Mr. Rowan’s termination for "good reason" on August 1, 2008, the vesting of these shares was accelerated and the Company recognized approximately $2.2 million of stock-based compensation expense during fiscal 2008, in accordance with SFAS 123R.

(d)	Amount represents the increase in the present value of Mr. Rowan’s SERP in fiscal 2008.

(e)	The amounts shown as “All Other Compensation” for fiscal 2008 consist of the following:

Name	Insurance Premium Payments (i)	Excess Personal Liability Insurance Premiums	Medical Reimbursements (ii)	401(k) Company Match	Perquisites (iii)	Severance Compensation (iv)	Relocation	Tax Gross-Ups (v)	Total
Michael D. Casey	$40,000	$3,400	$5,777	$9,200	$30,315	$--	$--	$32,808	$121,500
Andrew B. North	$--	$--	$--	$6,200	$--	$--	$--	$--	$6,200
Joseph Pacifico	$111,000	$3,400	$9,603	$9,200	$41,502	$--	$--	$96,856	$271,561
James C. Petty	$--	$--	$--	$9,200	$--	$--	$74,085	$8,614	$91,899
Charles E. Whetzel, Jr.	$57,000	$3,400	$20,069	$9,200	$24,194	$--	$--	$50,357	$164,220
Frederick J. Rowan, II	$--	$3,400	$5,992	$9,200	$36,413	$878,239	$--	$355,809	$1,289,053

(i)	Payments to Messrs. Casey, Pacifico, and Whetzel relate to contributions made to individual whole-life insurance policies paid by the Company.

(ii)	Amounts relate to medical reimbursements and related costs pursuant to a supplemental executive medical reimbursement plan.

(iii)
Mr. Casey’s perquisites are comprised of $26,906 for automobile-related costs, $1,909 for a health club membership, $750 for financial planning, and $750 for a service award; Mr. Pacifico’s perquisites are comprised of $26,728 for automobile-related costs, $6,376 for a health club membership, $4,298 for country club dues, and $4,100 for financial planning; Mr. Whetzel’s perquisites are comprised of $18,360 for automobile-related costs, $3,925 for financial planning, and $1,909 for a health club membership; and Mr. Rowan’s perquisites are comprised of $18,545 for financial planning, $9,823 for fundraising activities, $3,097 for automobile-related costs, $2,997 for country club dues, and $1,951 in reimbursable medical expense pursuant to his separation agreement.

(iv)
Mr. Rowan’s severance compensation is comprised of $483,804 related to the termination of his split-dollar arrangement, $346,538 of severance benefits, and $47,897 for office furniture given to Mr. Rowan.

(v)
Mr. Casey’s gross-ups are comprised of $29,505 for insurance premium payments, $2,508 for excess personal liability insurance, $435 for automobile-related costs, and $360 for a service award; Mr. Pacifico’s gross-ups are comprised of $81,876 for insurance premium payments, $7,796 for automobile-related costs, $4,676 for county club dues, and $2,508 for excess personal liability insurance; Mr. Petty’s gross-up is comprised of $8,614 for relocation reimbursements; Mr. Whetzel’s gross-ups are comprised of $42,043 for insurance premium payments, $5,806 for automobile-related costs, and $2,508 for excess personal liability insurance; and Mr. Rowan’s gross-ups are comprised of $332,592 for insurance premium payments, $9,785 for financial planning, $7,274 for the increase in the present value of his SERP agreement, $2,508 for excess personal liability insurance, $2,211 for country club dues, and $1,439 for reimbursable medical expenses.

(f)	Special one-time bonus related to the reimbursement for a loss on sale of Mr. Petty’s former residence and associated tax gross-ups.

(g)	Bonus award earned in fiscal 2006 based on the Company’s achievement of performance criteria related to the integration of OshKosh. This award was paid in fiscal 2007.

FISCAL 2008 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each grant of plan-based awards made to a named executive officer in fiscal 2008.  This includes incentive compensation awards granted under our Incentive Compensation Plan and stock option and restricted stock awards granted under our Equity Incentive Plan.  The threshold, target, and maximum columns reflect the range of estimated payouts under these plans for fiscal 2008.  The exercise price disclosed is equal to the closing market price of our common stock on the date of grant.  The last column reports the aggregate SFAS 123R value of all awards made in fiscal 2008 as if they were fully vested on the grant date.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Award Type	Equity Award Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards

Michael D. Casey	Cash Bonus	--	$262,500	$1,050,000	$2,100,000	--	--	--	$--	$--
	Shares (b)	8/7/2008	$--	$--	$--	--	75,000	75,000	$--	$1,344,000
	Options (c)	8/6/2008	$--	$--	$--	--	125,000	125,000	$17.90	$891,250

Andrew B. North	Cash Bonus	--	$31,250	$125,000	$250,000	--	--	--	$--	$--
	Shares	--	$--	$--	$--	--	--	--	$--	$--
	Options	--	$--	$--	$--	--	--	--	$--	$--

Joseph Pacifico	Cash Bonus	--	$162,500	$650,000	$1,300,000	--	--	--	$--	$--
	Shares	--	$--	$--	$--	--	--	--	$--	$--
	Options (d)	7/1/2008	$--	$--	$--	--	200,000	200,000	$14.18	$978,000

James C. Petty	Cash Bonus	--	$79,688	$318,750	$637,500	--	--	--	$--	$--
	Shares (e)	7/1/2008	$--	$--	$--	--	25,000	25,000	$--	$354,500
	Options (f)	7/1/2008	$--	$--	$--	--	75,000	75,000	$14.18	$436,500

Charles E. Whetzel, Jr.	Cash Bonus	--	$92,969	$371,875	$743,750	--	--	--	$--	$--
	Shares (e)	7/1/2008	$--	$--	$--	--	10,000	10,000	$--	$141,800
	Options (f)	7/1/2008	$--	$--	$--	--	40,000	40,000	$14.18	$232,800

Frederick J. Rowan, II	Cash Bonus	--	$318,750	$1,275,000	$2,550,000	--	--	--	$--	$--
	Shares	--	$--	$--	$--	--	--	--	$--	$--
	Options	--	$--	$--	$--	--	--	--	$--	$--

(a)
The amounts shown under “Threshold” represent 25% of the target performance bonus, assuming threshold level performance is achieved for all performance measures.  The amounts shown under “Target” represent 100% of the target performance bonus.  The amounts shown under “Maximum” represent 200% of the target performance bonus.

(b)
Shares of performance-based restricted stock granted to Mr. Casey on August 7, 2008 pursuant to the Company’s Equity Incentive Plan.  Fifty percent of these shares will be eligible to vest upon the Company’s reporting of adjusted EPS growth in fiscal 2009 (over fiscal 2008) and in fiscal 2010 (over fiscal 2009) of at least 4%.  If this threshold earnings per share growth is achieved in fiscal 2009 and 2010, then these eligible shares will vest, in varying percentages, from 33% to 100%, based on the Company’s compound annual growth rate in earnings per share from fiscal 2009 to 2010 ranging between 4% and 8%.  The remaining 50% of these shares will then vest in equal amounts on December 31, 2011 and December 31, 2012 based on his continued employment with the Company.  In fiscal 2008, we have assumed that these performance criteria will be met and that these shares will vest.

(c)
Time-based stock options granted to Mr. Casey on August 6, 2008 pursuant to the Company’s Equity Incentive Plan.  These stock options vest ratably in four equal, annual installments following the date of grant.

(d)
Time-based stock options granted to Mr. Pacifico on July 1, 2008 pursuant to the Company’s Equity Incentive Plan.  These stock options vest ratably in three equal, annual installments following the date of grant.

(e)
Shares of restricted stock granted to Mr. Petty and Mr. Whetzel on July 1, 2008 pursuant to the Company’s Equity Incentive Plan.  These restricted shares vest ratably in four equal, annual installments following the date of grant.

(f)
Time-based stock options granted to Mr. Petty and Mr. Whetzel on July 1, 2008 pursuant to the Company’s Equity Incentive Plan.  These stock options vest ratably in four equal, annual installments following the date of grant.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2008

The following table provides information concerning our named executive officers’ exercises of stock options and vesting of restricted stock during fiscal 2008.  The table reports, on an aggregate basis, the number of securities acquired upon exercise of stock options, the dollar value realized upon exercise of stock options, the number of shares of restricted stock that have vested, and the dollar value realized upon the vesting of restricted stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (b)
Michael D. Casey	--	$--	6,000	$125,520
Andrew B. North	--	$--	1,800	$36,329
James C. Petty	--	$--	2,500	$38,400
Frederick J. Rowan, II	548,356	$9,353,608	--	$--

(a)
Aggregate dollar amount was calculated by multiplying the number of shares acquired by the difference between the market price of the underlying securities at the time of exercise and the exercise price of the stock options.

(b)	Aggregate dollar amount was calculated by multiplying the number of shares acquired on vesting by the market price of the Company’s stock on the date of vesting.

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

The following table provides information regarding unexercised stock options, stock that has not yet vested, and equity incentive plan awards for each named executive officer outstanding as of the end of fiscal 2008.  Each outstanding award is represented by a separate row that indicates the number of securities underlying the award.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (a) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (b)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (d)

Michael D. Casey	243,488	--	--	$3.08	8/15/2011	--	$--
	160,000	40,000	--	$14.81	3/22/2014	--	$--
	6,000	6,000	--	$34.32	2/16/2016	--	$--
	3,000	9,000	--	$22.19	2/15/2017	--	$--
	--	125,000	--	$17.90	8/6/2018	--	$--
	--	--	--	$--	--	90,000	$1,731,600

Andrew B. North	32,500	--	--	$6.98	9/17/2013	--	$--
	1,400	1,400	--	$34.32	2/16/2016	--	$--
	1,500	4,500	--	$22.19	2/15/2017	--	$--
	1,500	4,500	--	$22.79	12/3/2017	--	$--
	--	--	--	$--	--	5,100	$98,124

Joseph Pacifico	389,688	--	--	$3.08	8/15/2011	--	$--
	160,000	40,000	--	$14.81	3/22/2014	--	$--
	--	--	200,000	$31.18	11/10/2015	--	$--
	--	200,000	--	$14.18	7/1/2018	--	$--

James C. Petty	10,000	30,000	--	$27.06	6/5/2017	--	$--
	--	75,000	--	$14.18	7/1/2018	--	$--
	--	--	--	$--	--	32,500	$625,300

Charles E. Whetzel, Jr.	389,688	--	--	$3.08	8/15/2011	--	$--
	45,000	15,000	--	$22.01	5/13/2015	--	$--
	--	40,000	--	$14.18	7/1/2018	--	$--
	--	--	--	$--	--	50,000	$962,000

Frederick J. Rowan, II	1,060,710	--	--	$3.08	8/1/2011	--	$--

(a)	Unexercised options relate to the following awards:

(i)
Mr. Casey was granted 200,000 time-based stock options on March 22, 2004 with a Black-Scholes fair value of $6.56 per share and an exercise price of $14.81 per share.  These stock options vest in five equal, annual installments following the date of grant.  Mr. Casey was also granted 12,000 time-based stock options on both February 16, 2006 and February 15, 2007 with a Black-Scholes fair value of $15.59 per share and $10.01 per share, and an exercise price of $34.32 per share and $22.19 per share, respectively.  In addition, Mr. Casey was granted 125,000 time-based stock options on August 6, 2008 with a Black-Scholes fair value of $7.13 per share and an exercise price of $17.90 per share.  The stock options granted to Mr. Casey in fiscal 2006, 2007, and 2008 vest in four equal, annual installments following the date of grant.

(ii)
Mr. North was granted 2,800 time-based stock options on February 16, 2006 with a Black-Scholes fair value of $15.59 per share and an exercise price of $34.32 per share.  Mr. North was also granted 6,000 time-based stock options on February 15, 2007 with a Black-Scholes fair value of $10.01 per share and an exercise price of $22.19 per share.  In addition, Mr. North was granted 6,000 time-based stock options on December 3, 2007 with a Black-Scholes fair value of $9.15 per share and an exercise price of $22.79 per share.  The stock options granted to Mr. North in fiscal 2006 and 2007 vest in four equal, annual installments following the date of grant.

(iii)
Mr. Pacifico was granted 200,000 time-based stock options on March 22, 2004 with a Black-Scholes fair value of $6.56 per share and an exercise price of $14.81 per share.  These stock options vest in five equal, annual installments following the date of grant.  Mr. Pacifico was also granted 200,000 time-based stock options on July 1, 2008 with a Black-Scholes fair value of $4.89 per share and an exercise price of $14.18 per share.  These stock options vest in three equal, annual installments following the date of grant.

(iv)
Mr. Petty was granted 40,000 time-based stock options on June 5, 2007 with a Black-Scholes fair value of $12.15 per share and an exercise price of $27.06 per share.  Mr. Petty was also granted 75,000 time-based stock options on July 1, 2008 with a Black-Scholes fair value of $5.82 per share and an exercise price of $14.18 per share.  The stock options granted to Mr. Petty in fiscal 2007 and 2008 vest in four equal, annual installments following the date of grant.

(v)
Mr. Whetzel was granted 60,000 time-based stock options on May 13, 2005 with a Black-Scholes fair value of $8.71 per share and an exercise price of $22.01 per share.  Mr. Whetzel was also granted 40,000 time-based stock options on July 1, 2008 with a Black-Scholes fair value of $5.82 per share and an exercise price of $14.18 per share,.  The stock options granted to Mr. Whetzel in fiscal 2005 and 2008 vest in four equal, annual installments following the date of grant.

(b)	Unexercised, unearned stock options relate to the following awards:

(i)
Mr. Pacifico was granted 200,000 performance-based stock options on November 10, 2005 with a Black-Scholes fair value of $12.68 and an exercise price of $31.18 per share.  Subject to the achievement of individual and Company performance targets, these stock options vest in February 2010.  We have assumed that these performance criteria will not be met and that these shares will not vest.

(c)	Equity Incentive Plan awards relate to the following grants:

(i)
Mr. Casey was granted 12,000 shares of restricted stock on both February 16, 2006 and February 15, 2007 with a grant date fair value of $34.32 per share and $22.19 per share.  These grants vest in four equal, annual installments following the date of grant.  Mr. Casey was also granted 75,000 shares of performance-based restricted stock on August 7, 2008 with a grant date fair value of $17.92 per share.  Fifty percent of these shares will be eligible to vest upon the Company’s reporting of adjusted EPS growth in fiscal 2009 (over fiscal 2008) and in fiscal 2010 (over fiscal 2009) of at least 4%.  If this threshold earnings per share growth is achieved in fiscal 2009 and 2010, then these eligible shares will vest, in varying percentages, from 33% to 100%, based on the Company’s compound annual growth rate in earnings per share from fiscal 2009 to 2010 ranging between 4% and 8%.  The remaining 50% of these shares will then vest in equal amounts on December 31, 2011 and December 31, 2012 based on his continued employment with the Company.  In fiscal 2008, we have assumed that these performance criteria will be met and that these shares will vest.

(ii)
Mr. North was granted 1,200 shares of restricted stock on February 16, 2006 with a grant date fair value of $34.32 per share.  Mr. North was also granted 3,000 shares of restricted stock on both February 15, 2007 and December 3, 2007 with a grant date fair value of $22.19 and $22.79 per share, respectively.  All grants vest in four equal, annual installments following the date of grant.

(iii)
Mr. Petty was granted 10,000 shares of restricted stock on June 5, 2007 with a grant date fair value of $27.06 per share.  Mr. Petty was also granted 25,000 shares of restricted stock on July 1, 2008 with a grant date fair value of $14.18 per share.  Both grants vest in four equal, annual installments following the date of grant.

(iv)
Mr. Whetzel was granted 40,000 shares of restricted stock on May 13, 2005 with a grant date fair value of $22.01 per share.  These shares cliff vest on May 13, 2009.  We have assumed these shares will vest on May 13, 2009 and in accordance with SFAS 123R, we record the related expense for these grants ratably over the four-year vesting period.  Mr. Whetzel was also granted 10,000 shares of restricted stock on July 1, 2008 with a grant date fair value of $14.18 per share.  This grant vests in four equal, annual installments following the date of grant.

(d)	Amount based on the closing market price per share of the Company’s common stock on Friday, January 2, 2009 of $19.24.

FISCAL 2008 PENSION BENEFITS TABLE

As part of Mr. Rowan’s employment agreement, the Company had provided him with a SERP which provides a defined benefit according to a formula based on his final average annual salary during the highest 36 consecutive months of his last 60 months of employment, offset by other external retirement benefits and Social Security benefits to which he is entitled.  Based on the value of his other retirement and Social Security benefits, Mr. Rowan began to receive his monthly benefit payment of $18,990 starting in August 2008 and will continue to receive $227,878 annually for his lifetime.  The plan is fully funded through two insurance policies, and the Company was not required to make any premium payments in fiscal 2008.  The Company included taxable income of $17,855 in Mr. Rowan’s income, representing the taxes on the increase in the present value of the accumulated benefit in fiscal 2008 up to the date of his retirement and associated tax gross-up.

The following table provides information with respect to Mr. Rowan’s SERP.  The amounts below reflect the actuarial present value of Mr. Rowan’s accumulated benefit under the plan, computed as of January 3, 2009.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Frederick J. Rowan, II	SERP	--	$3,030,355	$94,950

SECURITIES OWNERSHIP OF BENEFICIAL OWNERS,
DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of the Company’s common stock owned by each of the following parties as of March 27, 2009, or as of such other date as indicated: (a) each person known by the Company to own beneficially more than five percent of the outstanding common stock; (b) the Company’s named executive officers; (c) each Director; and (d) all Directors and named executive officers as a group.  Unless otherwise indicated below, the holders address is 1170 Peachtree Street NE, 9th Floor, Atlanta, Georgia 30309.

	Beneficial Ownership
Name of Beneficial Owner	Shares	Percent
Barclays Global Investors (1)	3,669,154	6.5%
Friess Associates LLC (2)	2,930,800	5.2%
Snow Capital Management, L.P. (3)	2,021,300	3.6%
Wellington Management Company, LLP (4)	1,805,667	3.2%
The Guardian Life Insurance Company of America (5)	1,520,289	2.7%
Michael D. Casey (6)	783,800	1.4%
Joseph Pacifico (7)	867,776	1.5%
Andrew B. North (8)	49,360	*
James C. Petty (9)	52,000	*
Richard F. Westenberger (10)	10,000	*
Charles E. Whetzel, Jr. (11)	793,108	1.4%
Bradley M. Bloom (12)	167,878	*
A. Bruce Cleverly (13)	12,679	*
Paul Fulton (14)	125,583	*
William J. Montgoris (15)	12,843	*
David Pulver (16)	278,434	*
John R. Welch (17)	51,494	*
Thomas E. Whiddon (17)	102,962	*
All directors and executive officers as a group (18)	3,307,917	5.7%

* Indicates less than 1% of our common stock.

(1)
This information is based on a Schedule 13G filed with the SEC on February 5, 2009.  Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG as a group have sole voting power covering 2,797,551 shares of our common stock and dispositive power covering 3,669,154 shares of our common stock.  The address for Barclays Global Investors is 400 Howard Street, San Francisco, CA 94105.

(2)
This information is based on a Schedule 13G filed with the SEC on February 17, 2009.  Friess Associates LLC is an investment advisor and has sole voting power covering 2,930,800 shares of our common stock.  The address for Friess Associates LLC is 115 E. Snow King, Jackson, WY 83001.

(3)
This information is based on a Schedule 13G filed with the SEC on March 6, 2009. Snow Capital Management, L.P. is an investment advisor and has sole voting power covering 2,002,155 shares of our common stock and dispositive power covering 2,021,300 shares of our common stock.  The address for Snow Capital Management, L.P. is 2100 Georgetowne Drive, Suite 400, Sewickley, Pennsylvania 15143.

(4)
This information is based on a Schedule 13G filed with the SEC on November 10, 2008.  Wellington Management Company, LLP has shared voting power covering 1,370,167 shares of our common stock and shared dispositive power covering 1,805,667 shares of our common stock.  The address for Wellington Management Company, LLP is 75 State Street, Boston Massachusetts 02109.

(5)
This information is based on information provided on a Schedule 13G/A filed with the SEC on November 7, 2008.  The Guardian Life Insurance Company of America shares voting and dispositive power covering 1,520,289 shares of our common stock.  The Guardian Life Insurance Company of America is the parent company of Guardian Investor Services LLC and RS Investment Management Co. LLC.  The address for The Guardian Life Insurance Company of America is 388 Market Street, Suite 1700, San Francisco, California 94111.  Guardian Investor Services LLC shares voting and dispositive power covering 1,520,289 shares of our common stock.  RS Investment Management Co. LLC shares voting and dispositive power covering 1,520,289 shares of our common stock.  RS Partners Fund shares voting and dispositive power covering 920,082 shares of our common stock.

(6)	Includes 458,488 shares subject to exercisable stock options, including stock options that will become exercisable during the 60 days after March 27, 2009 and 134,000 restricted shares.

(7)	Includes 589,688 shares subject to exercisable stock options, including stock options that will become exercisable during the 60 days after March 27, 2009.

(8)	Includes 39,100 shares subject to exercisable stock options, including stock options that will become exercisable during the 60 days after March 27, 2009 and 9,050 restricted shares.

(9)	Includes 10,000 shares subject to exercisable stock options, including stock options that will become exercisable during the 60 days after March 27, 2009 and 39,500 restricted shares.

(10)	Includes 10,000 restricted shares.

(11)	Includes 449,688 shares subject to exercisable stock options, including stock options that will become exercisable during the 60 days after March 27, 2009 and 55,000 restricted shares.

(12)
Includes 17,874 shares held by Berkshire Partners, of which Mr. Bloom is a member, and as to which Mr. Bloom disclaims beneficial ownership except to the extent of his pecuniary interest therein.  Mr. Bloom’s address is c/o Berkshire Partners, One Boston Place, Suite 3300, Boston, Massachusetts 02108.

(13)	Includes 6,481 shares of restricted common stock.

(14)
Mr. Fulton’s address is c/o Bassett Furniture Industries, Inc., 380 Knollwood Street, Suite 610, Winston-Salem, North Carolina 27103.  The total shown next to Mr. Fulton’s name includes 16,000 shares subject to exercisable stock options.

(15)	Includes 4,583 shares of restricted common stock.

(16)
Mr. Pulver is the sole shareholder of Cornerstone Capital, Inc., which is the record holder of 262,434 of the shares set forth next to Mr. Pulver’s name above.  The total shown next to Mr. Pulver’s name includes 16,000 shares subject to exercisable stock options.

(17)	Includes 16,000 shares subject to exercisable stock options.

(18)	Includes 1,610,964 shares subject to exercisable stock options, including stock options that will become exercisable during the 60 days following March 27, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company’s common stock, file initial reports of ownership and changes in ownership with the SEC and the NYSE.  Based on a review of the copies of such forms furnished to the Company, the Company believes that all forms were filed in a timely manner during fiscal 2008.

PROPOSAL NUMBER TWO

APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

  On May 12, 2005, the Board adopted and the shareholders approved the Amended and Restated 2003 Equity Incentive Plan (the “Existing Plan”), which provides that 11,488,392 shares may be delivered, with respect to awards granted under the Existing Plan, with no more than 1,260,000 of such additional shares able to be used for awards other than stock options.  As of March 27, 2009, 875,452 shares of stock were available for issuance under the Existing Plan.  The Compensation Committee, Board of Directors, and the Company’s management believe it is in the best interest of the Company and its shareholders to adopt the Amended and Restated 2003 Equity Incentive Plan (the “Plan”).  The material modifications to the Existing Plan are as follows: (i) increasing the maximum number of shares of stock available under the Existing Plan by 565,000 shares from 11,488,392 shares to 12,053,392 shares; (ii) removing the limitation on the number of shares that may be used for awards other than stock options and replacing it with a provision requiring any awards, with the exception of options and stock appreciation rights, to reduce the shares of stock available for issuance under the Plan by 1.46 shares for each share subject to the award granted; (iii) prohibiting the ability to provide dividend equivalents for stock options or stock appreciation rights; and (iv) requiring that the number of shares of common stock available for issuance under the Plan be reduced by the aggregate number of shares subject to a stock appreciation right upon the exercise of the stock appreciation right.  These modifications and the following description are summaries of the material features of the Plan but may not contain all the information you may wish to know.  We encourage you to review the entire text of the Plan which is attached hereto as Appendix A.  The Plan is not required to be qualified under Section 401 of the Internal Revenue Code of 1986 (“the Code”) nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974.  The Compensation Committee has recommended and the Board of Directors has approved the Amended and Restated 2003 Equity Incentive Plan.

  The Company intends to file a registration statement under the Securities Act covering all shares of common stock reserved for issuance under the Plan.  The registration statement is expected to be filed as soon as practicable after approval of the Plan.

Summary of the Amended and Restated 2003 Equity Incentive Plan

Purpose.  The Plan enhances the Company’s ability to continue to attract and retain able key employees and directors, reward such individuals for their contributions, and encourage such individuals to take into account the long-term interests of the Company and its subsidiaries.  To this end, the Plan permits the Company to grant a variety of stock and cash-based awards and related benefits, including stock options, stock appreciation rights, restricted or unrestricted stock awards, promises to deliver stock in the future, rights to receive cash or stock-based on performance, and cash grants or loans made in connection with other awards.

Administration.  The administrator is the Compensation Committee of the Board of Directors.  The administrator will set the terms of all awards including the exercise price for awards that have one.  Subject only to the limitations provided in the Plan, the administrator has discretionary authority to interpret the Plan; determine eligibility for and grant awards; determine, modify, or waive the terms and conditions of any award; prescribe forms, rules, and procedures; and otherwise do all things necessary to carry out the purposes of the Plan.  In the case of any award intended to be eligible for the performance-based compensation exception under Section 162(m), the administrator intends to exercise its discretion under the Plan so as to qualify the award for that exception.  Determinations of the administrator made under the Plan are conclusive and bind all parties.

Eligibility and Participation.  Directors and key employees who, in the opinion of the Plan’s administrator, are in a position to make a significant contribution to the success of the Company and its subsidiaries will be eligible to receive awards under the Plan.  Over 80 people are currently eligible to participate in the Plan.

Effective Date and Term.  Our equity incentive plan was originally adopted on August 15, 2001 and was approved by shareholders on August 15, 2001.  The provisions of the equity incentive plan were amended, and restated, and the plan was renamed on October 10, 2003, and approved by the shareholders and the Board on October 10, 2003 prior to our initial public offering and subsequently at our Annual Meeting of Shareholders on May 14, 2004.  The Existing Plan was further amended and restated and subsequently approved by shareholders at the Company’s 2005 annual meeting of shareholders on May 12, 2005.  The effective date of the Plan if Proposal Number Two is approved, will be May 14, 2009, the date of our Annual Meeting.  Although the number of shares that may be granted under the Plan is limited, as described below, there is no time limit on the duration of the Plan itself.  However, no incentive stock options may be granted under the Plan after August 15, 2011.

Shares Subject to the Plan

Number of Shares.  If Proposal Number Two is approved, the aggregate maximum number of shares of common stock that may be delivered in satisfaction of awards under the Plan will be increased by 565,000 shares to 12,053,392, subject to adjustment in the event of certain changes in our capitalization as described below.  Any shares of common stock granted in connection with awards other than options and stock appreciation rights will reduce the number of shares of common stock available for issuance under the Plan by 1.46 shares for every one share of stock subject to such award.  With respect to stock appreciation rights, if such a right is exercised, the number of shares of stock deemed to have been issued under the Plan will be reduced by the aggregate number of shares subject to the stock appreciation right so exercised.  If shares of common stock are withheld from an award granted under the Plan in order to satisfy tax withholding obligations, the number of shares of stock deemed to have been issued under the Plan will be the aggregate number of shares subject to the award or the portion of the award that was exercised or settled.

As of March 27, 2009, the total number of shares of common stock underlying the awards granted under the Plan was 5,910,997, and the price per share of our common stock on the same date was $18.76.  If any award granted under the Plan terminates, or is otherwise forfeited in whole or in part, before it is fully exercised, or upon exercise is satisfied other than by delivery of stock, the number of shares as to which such award was not exercised shall be available for future grants.  The maximum number of shares that may be issued under the Existing Plan represents approximately 20.3% of the total number of shares of our common stock outstanding on March 27, 2009, and 21.3% if Proposal Number Two is approved, excluding treasury shares.

Adjustments to Awards.  In the event of a stock dividend, stock split, or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan and to the maximum share limits on awards to individual participants.  The administrator will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, any exercise prices relating to awards, and any other provision of awards affected by such change.  The administrator may also make the adjustments described above to take into account distributions to shareholders other than stock dividends or normal cash dividends, material changes in accounting practices or principles, extraordinary dividends, mergers, consolidations, acquisitions, dispositions or similar transactions involving the Company’s stock, or any other event, if it determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of awards made under the Plan.

Shares to be Delivered.  Shares delivered under the Plan will be authorized but unissued common stock, or previously issued common stock that we acquire and hold in our treasury.  No fractional shares will be delivered under the Plan.

Section 162(m) Limits and Requirements. The maximum number of shares for which stock options may be granted to any person in any calendar year and the maximum number of shares subject to stock appreciation rights granted to any person in any calendar year will each be 1,000,000, subject to adjustments in the event of changes in our capitalization as described above.  The maximum benefit that may be paid to any person under other awards in any calendar year will be, to the extent paid in shares, 1,000,000 shares (or their value in dollars), subject to adjustments in the event of changes in our capitalization as described above, and, with respect to any cash grant made in connection with a related award to defray the cost of the award to a participant, only the amount necessary to defray all or part of the cost of the related award to the participant.

In the case of any performance award intended to qualify as performance-based for the purposes of Section 162(m), the Plan and such award will be construed so as to qualify the award for such exception.  With respect to performance awards, the administrator will pre-establish, in writing, specific performance criteria no later than 90 days after the start of the period of performance (or at an earlier time if necessary to qualify the award as performance-based under Section 162(m)).  The performance criteria shall serve as a condition to the grant, vesting, or payment of the performance award, as determined by the administrator.  The performance criteria pre-established by the administrator will be an objectively determinable measure of performance relating to any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis, or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity), or refinancings.  A performance criterion measure determined by the administrator need not be based upon an increase, a positive or improved result, or avoidance of loss.  Prior to the grant, vesting, or payment of the performance award, as the case may be, the administrator will determine whether the performance criteria have been attained and such determination will be conclusive.  If the performance criteria are not attained, no other award will be provided in substitution of the performance award.  The provisions of this paragraph will not apply to an award that consists of a stock option or stock appreciation right that was granted with an exercise price not less than the fair market value of the underlying stock on the date of grant.

Awards

Stock Options.  The administrator may from time to time award stock options to any participant subject to the limitations described above.  Stock options give the holder the right to purchase shares of our common stock within a specified period of time at a specified price and subject to other terms and conditions.  Two types of stock options may be granted under the Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and non-statutory options.  As indicated above, eligibility for ISOs is limited to our employees.  The expiration date of an ISO cannot be more than ten years after the date of the original grant.  The expiration date of a non-statutory option is determined by the discretion of the administrator.  The exercise price of any option granted under the Plan cannot be less than the fair market value of the underlying stock on the date of grant.  The administrator also determines all other terms and conditions related to the exercise of a stock option, including the consideration to be paid, if any, for the grant of the stock options, the time at which stock options may be exercised, and conditions related to the exercise of stock options.

  Stock Appreciation Rights.  The administrator may grant stock appreciation rights under the Plan.  A stock appreciation right entitles the holder upon exercise to receive common stock equal in value to the excess of the fair market value of the shares of stock subject to the right over the fair market value of such shares on the date of grant.

  Stock Awards; Deferred Stock.  The Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock.  Awards of restricted and unrestricted stock may be made in exchange for past services or other lawful consideration.  Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specified conditions are met.  Other awards under the Plan may also be settled with restricted stock.  The Plan also provides for deferred stock grants entitling the recipient to receive shares of common stock in the future on such conditions as the administrator may specify.

  Performance Awards.  The administrator may also make awards subject to the satisfaction of specified performance criteria.  The performance criteria used in connection with a particular performance award will be determined by the administrator.  In the case of performance awards intended to qualify for exemption under Section 162(m), limits and requirements described above under “162(m) Limits and Requirements” will apply.

  Dividend Equivalents.  With the exception of stock options and stock appreciation rights, the Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to stock subject to an award.

Non-Transferability.  No award may be transferred other than by will or by the laws of descent and distribution, and during a participant’s lifetime an award may be exercised only by the participant; provided, however, that the foregoing does not prohibit any transfer of an award of unrestricted stock or, for periods after restricted stock ceases to be subject to restrictions requiring that it be redeemed or offered for sale to the Company if specified conditions are not satisfied.

Effect, Discontinuance, Cancellation, Amendment, and Termination.  Neither adoption of the Plan nor the grant of awards to a participant shall affect our right to make awards to such participant that are not subject to the Plan, to issue shares to such participant as a bonus or otherwise, or to adopt other plans or compensation arrangements under which shares may be issued.

The administrator may at any time discontinue granting awards under the Plan.  With the consent of the participant, the administrator may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the administrator specifies.  The administrator may, but is not obligated to, at any time amend the Plan or any outstanding award for the purpose of satisfying the requirements of Section 409A or Section 422 of the Code, or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of awards.  However, except to the extent expressly required by the Plan, no such amendment adversely affect the rights of any participant (without his or her consent) under any award previously granted, nor such amendment, without the approval of the shareholders, effectuate a change for which shareholder approval is required under the listing standards of the NYSE or in order for the Plan to continue to qualify for the award of incentive stock options under Section 422 of the Code.

    Federal Tax Effects.  The following discussion summarizes the material Federal income tax consequences of the grant and exercise of stock options under the Plan, based on the Federal income tax laws in effect on the date of this proxy statement.  The summary does not purport to be a complete description of Federal tax consequences that may be associated with the Plan, nor does it cover state, local, or non-United States taxes.

 Incentive Stock Options.  In general, an optionee realizes no taxable income upon the grant of an ISO and does not realize any ordinary income in connection with the exercise of the ISO.  However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee.  With certain exceptions, if a disposition of shares purchased under an ISO occurs within two years from the date of grant or within one year after exercise, the so-called "disqualifying" disposition results in ordinary income to the optionee (and a deduction available to the Company) equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.  Any additional gain recognized on the disposition is treated as a capital gain for which we are not entitled to a deduction.  If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

Non-Statutory Options. In general, a grantee realizes no taxable income at the time of the grant of a non-statutory option, but realizes ordinary income in connection with the exercise of the option in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.  A corresponding deduction is available to the Company.  Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as a capital gain or loss, long or short-term depending on the period the shares are held, for which we are not entitled to a deduction.

ISOs are treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year for shares having an aggregate fair market value (determined as of the date of grant) in excess of $100,000.  In general, ISOs are also treated as non-statutory options to the extent that they are exercised by the optionee more than three months after termination of employment.

Under the so-called "golden parachute" provisions of the Internal Revenue Code, options that are granted or that vest in connection with a change in control of the Company may be required to be valued and taken into account in determining whether the participant has received payments in the nature of compensation that are contingent on the change in control in excess of certain limits.  If these limits are exceeded the excess may be subject to an additional 20% Federal tax and may be nondeductible to the Company.

2003 Equity Incentive Plan Benefits.  The future benefits or amounts that would be received under the 2003 Equity Incentive Plan by executive officers, non-executive directors, and non-executive officer employees are discretionary and are therefore not determinable at this time.  In addition, the benefits or amounts which would have been received by or allocated to such persons under the Plan during the last completed fiscal year in which the Plan was in effect cannot be determined.

The foregoing is only a summary of the Amended and Restated 2003 Equity Incentive Plan, a copy of which is attached hereto as Appendix A.

Our Board recommends a vote FOR the approval of the Amended and Restated 2003 Equity Incentive Plan.

Vote Required

The approval of Proposal Number Two requires the affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and voted on the Proposal at the Annual Meeting.  Votes may be cast in favor of or against Proposal Number Two.  Shareholders may also abstain from voting on Proposal Number Two.  Votes to abstain will be counted toward a quorum, but will be excluded entirely from the tabulation of votes, and, therefore, will have the effect of votes “against” this Proposal.  Proxies that are granted without providing voting instructions will be voted FOR the approval of Proposal Number Two.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s equity compensation plan as of the end of its last fiscal year:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under the equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders (1)	5,066,594	(2)	$10.03	1,440,827
Equity compensation plans not approved by security holders	--		--	--
Total	5,066,594		$10.03	1,440,827

(1)	Represents stock options that are outstanding or that are available for future issuance pursuant to the Company’s Equity Incentive Plan.

(2)	The weighted-average contractual life for all outstanding stock options as of January 3, 2009 was approximately 4.63 years.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

The Company has a written policy that requires all transactions with related persons be reviewed by our Chief Financial Officer, and all such transactions involving more than $10,000 be reviewed with and approved by our Audit Committee.  Our Chief Financial Officer annually reviews all transactions with related persons with our Audit Committee.

There were no such transactions during fiscal 2008.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s accounting, auditing, and financial reporting process on behalf of the Board.  Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements, and for the public reporting process.  PwC, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and PwC the audited consolidated financial statements for the fiscal year ended January 3, 2009 and PwC’s evaluation of the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  PwC has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s independence, and the Audit Committee has discussed with PwC its independence.  The Audit Committee has concluded that PwC’s provision of audit and non-audit services to the Company and its affiliates are compatible with PwC’s independence.

Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements for the fiscal year ended January 3, 2009 be included in our Annual Report on Form 10-K for fiscal 2008 for filing with the SEC.

Submitted by the Audit Committee

Mr. David Pulver, Chairman
Mr. William J. Montgoris
Mr. Thomas E. Whiddon

PROPOSAL NUMBER THREE

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PwC to serve as our independent registered public accounting firm for fiscal 2009.  The Board is submitting the appointment of PwC as our independent registered public accounting firm for shareholder ratification.  The Board recommends that shareholders ratify this appointment at the Annual Meeting.  A representative of PwC is expected to attend the Annual Meeting and will be available to respond to appropriate questions.  For additional information regarding the Company’s relationship with PwC, please refer to the Audit Committee Report above.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PwC.  The Audit Committee has pre-approved the use of PwC for specific types of services that fall within categories of non-audit services, including various tax services.  The Audit Committee receives regular updates as to the fees associated with the services that are subject to pre-approval.  Services that do not fall within a pre-approved category require specific consideration and pre-approval by the Audit Committee.

The aggregate fees that the Company incurred for professional services rendered by PwC for the fiscal years ended January 3, 2009 and December 29, 2007 were as follows:

	2008	2007

Audit Fees	$926,008	$966,284
Audit-Related Fees	--	73,649
Tax Fees	--	147,000
Software License Fees	3,000	6,250
Total Fees	$929,008	$1,193,183

•
Audit Fees for the fiscal years ended January 3, 2009 and December 29, 2007 were for professional services rendered for the integrated audit of the consolidated financial statements and internal control over financial reporting of the Company, other auditing procedures related to the adoption of new accounting pronouncements and review of other significant transactions, and related out-of-pocket expenses.

•	Audit-Related Fees for the fiscal year ended December 29, 2007 were for assurance services related to employee benefit plan audits and related out-of-pocket expenses.

•	Tax Fees for the fiscal year ended December 29, 2007 were for services related to tax consultation and compliance, special projects, and related out-of-pocket expenses.

The Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Vote Required

The approval of Proposal Number Three requires the affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and voted on the Proposal at the Annual Meeting.  Votes may be cast in favor of or against Proposal Number Three.  Shareholders may also abstain from voting on Proposal Number Three.  Votes to abstain will be counted toward a quorum, but will be excluded entirely from the tabulation of votes, and, therefore, will have the effect of votes “against” this Proposal.  Proxies that are granted without providing voting instructions will be voted FOR the approval of Proposal Number Three.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting, other than the items referred to above.  If any other matter is properly brought before the Annual Meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

APPENDIX A

CARTER'S, INC.
AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

1.	Definitions.
Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.
2.	Purpose.
The purpose of this amended and restated Plan is to advance the interests of the Company by enhancing the ability of the Company and its subsidiaries to attract and retain able Employees and Directors; to reward such individuals for their contributions; and to encourage such individuals to take into account the long-term interests of the Company and its subsidiaries by providing for the grant to Participants of Stock-based incentive Awards.

3.	Administration.
The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), of the Code, the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	Effective Date and Term of Plan.
The Plan was originally adopted on August 15, 2001 and was approved by shareholders on August 15, 2001. The Plan was amended, restated and renamed on October 10, 2003, and approved by shareholders on October 10, 2003, prior to the Company's initial public offering, and subsequently at the Company's 2004 annual meeting of shareholders on May 14, 2004. The Plan was further amended and restated and subsequently approved by shareholders at the Company’s 2005 annual meeting of shareholders on May 12, 2005. The provisions of this amendment and restatement of the Plan, including without limitation the increase in the number of shares available to be delivered under Awards, shall become effective on the date on which this amendment and restatement is approved by the shareholders of the Company. Except as hereinafter provided, any Award made prior to shareholder approval of the amendment and restatement set forth herein shall be subject to the terms of the Plan as in effect prior to such amendment and restatement. Notwithstanding the foregoing, an Award may be made under the terms of this amendment and restatement of the Plan but prior to shareholder approval of such amendment and restatement if the Award is conditioned upon such approval.

No ISOs may be granted under the Plan after August 15, 2011.
5.	Shares Subject to the Plan.
(a)
Number of Shares.   The aggregate maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan shall be 12,053,392. Any shares of Stock granted in connection with Options and SARs shall be counted against this limit as one share of Stock for every one share subject to the Option or SAR. Any shares of Stock granted in connection with Awards other than Options and SARs shall be counted against this limit as 1.46 shares of Stock for every one share of stock subject to the underlying Award.  With respect to SARs, if a SAR is exercised the number of shares of stock deemed to have been issued under the Plan shall be the aggregate number of shares subject to the SAR and not just by the number of shares actually delivered upon Exercise of the SAR. For the avoidance of doubt, if any Award granted under the Plan terminates without having been exercised in full, or is otherwise forfeited in whole or in part, or upon exercise is satisfied other than by delivery of Stock, the number of shares of Stock as to which such Award was not exercised shall be available for future grants. For the avoidance of doubt, all of the shares of Stock available for delivery under Awards issued under the Plan immediately prior to the effective date of this restatement shall remain available for delivery under any type of Award granted under the Plan.  If shares of Stock are withheld from an Award in order to satisfy a Participant's tax withholding obligations with respect to such Award pursuant to Section 7(a)(iv) of the Plan, the number of shares of Stock deemed to have been issued under the Plan shall be the number of shares of Stock that were subject to the Award or portion thereof so exercised or settled and not the net number of shares of Stock actually issued upon the exercise or settlement.

(b)
Shares to be Delivered.   Stock delivered under the Plan shall be authorized but unissued Stock, or if the Administrator so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

(c)
Section 162(m) Limits.   The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 1,000,000. The maximum benefit that may be paid to any person under other Awards in any calendar year will be, to the extent paid in shares, 1,000,000 shares (or their value in dollars), and, with respect to any cash Award made in connection with a related Award pursuant to paragraph (vii) under the definition of "Award" in Appendix A, an amount not to exceed the amount necessary to defray in whole or in part the cost (including tax cost) of the related Award to the Participant. The Plan and Awards hereunder made to Covered Employees (as such term is defined in Section 162(m)) are intended to satisfy Section 162(m) and shall be construed in accordance with that intention.

6.	Eligibility and Participation.
Persons eligible to receive Awards under the Plan shall be such Employees and Directors selected by the Administrator. Eligibility for ISOs is limited to Employees of the Company or of a "parent corporation" or a "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code.

7.	Terms and Conditions of Awards.
	(a)	All Awards.
		(i)	Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein.
(ii)
Transferability.   No Award may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Award may be exercised only by him or her; provided, however, that the foregoing provisions shall not prohibit the transfer of an Award of Unrestricted Stock or, for periods after Restricted Stock ceases to be subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied, Restricted Stock.

(iii)
Vesting, Etc.   An Award will vest or become exercisable at such time or times and upon such conditions as the Administrator shall specify. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of all or any part of an Award.

(iv)
Taxes.   The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock (which in the case of Stock acquired from the Company shall have been owned by the Participant for such minimum time, if any, as the Administrator may determine) in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(v)
Dividend Equivalents, Etc.   With the exception of Stock Options and SARs, the Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

(vi)
Section 162(m).   Except as hereinafter provided, this Section 7(a)(vi) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m). In the case of any Performance Award to which this Section 7(a)(vi) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). The Performance Criteria so established shall serve as a condition to the grant, vesting or payment of the Performance Award, as determined by the Administrator. Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the Performance Criteria have been attained and such determination will be final and conclusive. If the Performance Criteria with respect to the Award are not attained, no other Award will be provided in substitution of the Performance Award.

(b)	Awards Requiring Exercise.
(i)
Time and Manner of Exercise of Awards.   Any exercise of an Award shall be in writing, signed by the proper person and furnished to the Company, accompanied by (A) such documents as may be required by the Administrator and (B) payment in full as specified below. A Stock Option shall be exercisable during such period or periods as the Administrator may specify. The latest date on which a Stock Option may be exercised shall be the Expiration Date.

(ii)
Exercise Price.   The Exercise Price shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value at the time the Stock Option or SAR is granted; nor shall the Exercise Price be less, in the case of an original issue of authorized stock, than par value. No such Award, once granted, may be re-priced (which includes both a lowering of the Exercise Price and the cancellation of an outstanding Stock Option or SAR accompanied by the grant of a replacement Award of the same or a different type) other than in accordance with the applicable shareholder approval requirements of the New York Stock Exchange (or the rules of such other market in which the shares of the Company's stock then are listed). In no event shall the Exercise Price of an ISO granted to a ten-percent shareholder be less than 110% of the Fair Market Value at the time the Stock Option is awarded. For this purpose, "ten-percent shareholder" shall mean any Participant who at the time of grant owns directly, or by reason of the attribution rules set forth in Section 424(d) of the Code is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.

	(iii)	Term. The Administrator shall determine the term of each Stock Option and SAR, provided that in no event shall such term extend beyond the Expiration Date.
(iv)
Payment of Exercise Price.   Stock purchased upon exercise of a Stock Option under the Plan shall be paid for as follows: (i) in cash, by check acceptable to the Administrator (determined in accordance with such guidelines as the Administrator may prescribe), or by money order payable to the order of the Company, or (ii) if so permitted by the Administrator, (A) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least six months unless the Administrator approves a shorter period) having a Fair Market Value on the last business day preceding the date of exercise equal to the exercise price, (B) through a broker-assisted exercise program acceptable to the Administrator, (C) by other means acceptable to the administrator or (D) by any combination of the foregoing permissible forms of payment; provided, that if the Stock delivered upon exercise of the Stock Option is an original issue of authorized Stock, at least so much of the Exercise Price as represents the par value of such Stock shall be paid other than with a personal check of the person exercising the Stock Option.

		(v)	Delivery of Stock. A Participant shall not have the rights of a shareholder with regard to Awards under the Plan except as to Stock actually received by him or her under the Plan.

The Company shall not be obligated to deliver any shares of Stock under the Plan (i) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (ii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, if the sale of Stock has not been registered under the Securities Act, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

If an Award is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Award has been transferred by the Participant's will or the applicable laws of descent and distribution, the Administrator shall be under no obligation to deliver Stock pursuant to exercise until the Administrator is satisfied as to the authority of the person or persons exercising the Award.

(vi)
ISOs.   In the case of an ISO, the Administrator may require as a condition of exercise that the Participant exercising the ISO agree to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise of the ISO.

	(c)	Awards Not Requiring Exercise.
Awards of Restricted Stock and Unrestricted Stock may be made in exchange for past services or other lawful consideration.
8.	Effect of Certain Transactions.
	(a)	Mergers, Etc.
Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity the following rules shall apply:
		(i)	Awards Other Than Stock Options.
(A)
The Administrator may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefore, by the acquirer or survivor or an affiliate of the acquirer or survivor, in each case on such terms and subject to such conditions as the Administrator determines.

(B)
In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award, each SAR and other Award requiring exercise (other than Stock Options) will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Award of Deferred Stock will be accelerated and such shares will be issued, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a shareholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction.

(C)
In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

	(ii)	Stock Options.
(A)
Subject to paragraph 8(a)(ii)(B) below, all outstanding Stock Options will cease to be exercisable and will be forfeited (after any payment or other consideration deemed equitable by the Administrator for the termination of any vested portion of any Award is made), as of the effective time of the Covered Transaction; provided, that the Administrator may in its sole discretion on or prior to the effective date of the Covered Transaction, (1) make any outstanding Stock Options exercisable in part or in full, (2) remove any performance or other conditions or restrictions on any Stock Options, and/or (3) in the event of a Covered Transaction under the terms of which holders of the Stock of the Company will receive upon consummation thereof a payment (whether cash, non-cash or a combination of the foregoing) for each share of such Stock surrendered in the Covered Transaction, make or provide for a payment (whether cash, non-cash or a combination of the foregoing) to the Participant equal to the difference between (A) the Fair Market Value times the number of shares of Stock subject to outstanding Stock Options (to the extent then exercisable at prices not in excess of the Fair Market Value) and (B) the aggregate Exercise Price of all such outstanding Stock Options in exchange for the termination of such Stock Options.

(B)
With respect to an outstanding Stock Option held by a Participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the Covered Transaction or an affiliate of such an entity, the Administrator may at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in paragraph 8(a)(ii)(A) above, arrange to have such surviving or acquiring entity or affiliate assume any Stock Option held by such Participant outstanding hereunder or grant a replacement award which, in the judgment of the Administrator, is substantially equivalent to any Stock Option being replaced.

(iii)
Other Situations.   The Administrator may grant Awards under the Plan in substitution for awards held by Employees and Directors of another corporation who concurrently become Employees or Directors of the Company or a subsidiary of the Company as the result of a merger or consolidation of that corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or stock of that corporation. The Company may direct that substitute Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

(b)	Changes in and Distributions with Respect to the Stock.
(i)
Basic Adjustment Provisions.   In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 5(a) and to the maximum share limits described in Section 5(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any Exercise Prices relating to Awards and any other provision of Awards affected by such change, whose determination will be binding on all persons.

(ii)
Certain Other Adjustments.   To the extent consistent with qualification of ISOs under Section 422 of the Code and with the performance-based compensation rules of Section 162(m), where applicable, the Administrator may also make adjustments of the type described in paragraph (i) above to take into account distributions to shareholders other than those provided for in Section 8(a) and 8(b)(i), material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 8(a)), acquisition of stock or property, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder.

9.	Termination of Employment.
In the case of any Award, the Administrator may, through agreement with the Participant, (including, without limitation, any shareholder agreement of the Company to which the Participant is a party) resolution, or otherwise, provide for post-termination exercise provisions different from those expressly set forth in this Section 9, including without limitation the vesting immediately prior to termination of all or any portion of an Award not otherwise vested prior to termination, and terms allowing a later exercise by a former employee or director (or, in the case of a former employee or director who is deceased, the person or persons to whom the Award is transferred by will or the laws of descent and distribution) as to all or any portion of the Award not exercisable immediately prior to termination of Employment, but in no case may an Award be exercised after the Expiration Date. If the Administrator does not otherwise provide for such provisions and if a Participant's Employment terminates prior to the Expiration Date (including by reason of death) the following provisions shall apply:

(a)
All Stock Options and SARs held by the Participant immediately prior to the cessation of the Participant's Employment that are not vested immediately prior to the cessation of Employment shall automatically terminate upon such cessation of Employment.

(b)
To the extent vested immediately prior to cessation of Employment, the Stock Option or SAR shall continue to be vested and shall be exercisable thereafter during the period prior to the Expiration Date for 60 days following such cessation (120 days in the event that a Participant's service terminates by reason of death); provided, however, that if the Participant's Employment is terminated "for Cause" as defined herein, all unvested or unexercised Awards shall terminate immediately.

(c)
Except as otherwise provided in an Award, after completion of the exercise period described in paragraph (b) above, the Awards described in paragraph (b) above shall terminate to the extent not previously exercised, expired, or terminated.

No Award requiring exercise shall be exercised or surrendered in exchange for a cash payment after the Expiration Date.
10.	Employment Rights.
Neither the adoption of the Plan nor the grant of Awards shall confer upon any Participant any right to continue as an Employee or Director of the Company or any subsidiary or affect in any way the right of the Company or a subsidiary to terminate the Participant's relationship at any time. Except as specifically provided by the Administrator in any particular case, the loss of existing or potential profit on Awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Company to the Participant by contract or otherwise.

11.	Effect, Discontinuance, Cancellation, Amendment, and Termination.
Neither adoption of the Plan nor the grant of Awards to a Participant shall affect the Company's right to make awards to such Participant that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or compensation arrangements under which Stock may be issued.

The Administrator may at any time discontinue granting Awards under the Plan. With the consent of the Participant, the Administrator may at any time, subject to the limitations of the second sentence of Section 7(b)(ii), cancel an existing Award in whole or in part and grant another Award for such number of shares as the Administrator specifies. The Administrator may, but shall not be obligated to, at any time or times amend the Plan or any outstanding Award for the purpose of satisfying the requirements of Sections 409A and 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided , that except to the extent expressly required by the Plan, no such amendment shall adversely affect the rights of any Participant (without his or her consent) under any Award previously granted, nor shall such amendment, without the approval of the shareholders of the Company, effectuate a change for which shareholder approval is required under the listing standards of the New York Stock Exchange (or the rules of such other market in which the shares of the Company's Stock then are listed) or in order for the Plan to continue to qualify for the Award of incentive stock options under Section 422 of the Code.

EXHIBIT A

Definition of Terms

         The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

        "Administrator":   The committee of the Board, consisting of two or more Directors, all of whom shall be "non-employee Directors" within the meaning of Rule 16b-3 under the 1934 Act and "outside Directors" within the meaning of Section 162(m). In addition, membership of the committee shall satisfy such independence or other requirements as may be imposed by the rules of the New York Stock Exchange (or the rules of such other market in which the shares of the Company's Stock then are listed). The Administrator may delegate ministerial tasks to such persons as it deems appropriate.

        "Affiliate":   Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

        "Award":   Any or a combination of the following:

(i)    Stock Options;

(ii)   SARs;

(iii)  Restricted Stock;

(iv)  Unrestricted Stock;

(v)  Deferred Stock;

(vi)  Performance Awards; and

(vii) Grants of cash made in connection with other Awards in order to help defray in whole or in part the cost (including tax cost) of the Award to the Participant.

        "Board":   The Board of Directors of the Company.

        "Cause":   The Board's determination, in its reasonable judgment, that any one or more of the following has occurred:

    (i)    the Participant shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or any crime involving dishonesty or moral turpitude;

    (ii)   the Participant shall have committed any fraud, theft, embezzlement, misappropriation of funds, breach of fiduciary duty or act of dishonesty;

    (iii)  the Participant shall have breached in any material respect any of the provisions of any agreement between the Participant and the Company or an Affiliate;

    (iv)  the Participant shall have engaged in conduct likely to make the Company or any of its Affiliates subject to criminal liabilities other than those arising from the Company's normal business activities; or

    (v)   the Participant shall have willfully engaged in any other conduct that involves a breach of fiduciary obligation on the part of the Participant or otherwise could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates.

        "Code":   The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Company":   Carter's, Inc., a Delaware corporation.

        "Covered Transaction":   Except as otherwise specifically provided in an Award Agreement, any of (i) a consolidation, merger, or similar transaction or series of related transactions in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding voting stock by a single person or entity or by a group of persons and/or entities acting in concert, or (ii) a sale or transfer of all or substantially all the Company's assets.

        "Deferred Stock":   An unfunded and unsecured promise to deliver Stock or other securities in the future on specified terms.

        "Employee":   Any person who is employed by the Company or an Affiliate.

        "Employment":   A Participant's employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 6 to the Company or its Affiliates. If a Participant's employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant's Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

        "Exercise Price":   The price at which a share of Stock may be purchased under a Stock Option or the value an increase above which may allow Stock to be purchased under a SAR.

        "Expiration Date":   In the case of an Award requiring exercise, the date which is ten years (five years in the case of an ISO granted to anyone other than a "ten percent shareholder" as defined in Section 7(b)(ii)) from the date the Award was granted or such earlier date as may be specified by the Administrator at the time the Award is granted.

        "Fair Market Value":   The value of one share of Stock, determined as follows:

(i)
if the Stock is listed on a national securities exchange (such as the New York Stock Exchange) or is quoted on The NASDAQ Stock Market ("NASDAQ"), the closing price of a share of Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be;

(ii)
if the Stock is not listed on a national securities exchange or quoted on NASDAQ, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for a share of the Stock on the relevant date (or, if such date is not a business day or a day on which the quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent date for which such quotations are reported; and

(iii)
if, on the relevant date, the Stock is not publicly traded or reported as described in (i) or (ii) above, the value determined in good faith in accordance with such reasonable valuation method as the Administrator may determine.

        "ISO":   A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

        "Participant":   A person who is granted an Award under the Plan.

        "Performance Award":   An Award subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

        "Performance Criteria":   Specified criteria the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion measure and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

        "Plan":   The Carter's, Inc. 2003 Amended and Restated Equity Incentive Plan, from time to time amended and in effect.

        "Restricted Stock":   An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

        "Section 162(m)":   Section 162(m) of the Code.

        "SARs":   Rights entitling the holder upon exercise to receive Stock equal in value to the excess of the Fair Market Value of the shares of Stock subject to the right over the Fair Market Value of such shares of Stock on the date of grant.

        "Securities Act":   The Securities Act of 1933, as amended.

        "Stock":   Common Stock of the Company, par value $.01 per share.

        "Stock Options":   Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

        "Unrestricted Stock":   An Award of Stock not subject to any restrictions under the Plan.

Invitation to Carter's, Inc.

2009 Annual Meeting of Shareholders

Carter's, Inc. will conduct its Annual Meeting of Shareholders on Thursday, May 14, 2009, at 8:00 a.m. The meeting will be held at our offices located at 1170 Peachtree Street NE, 6th Floor, Atlanta, Georgia 30309.

You are cordially invited to join us for refreshments prior to the Annual Meeting, beginning at 7:30 a.m. The meeting will convene promptly at 8:00 a.m.

In order to expedite your entrance into the meeting, please present this invitation at the registration desk.  Invitations or proof of stock ownership as of the record date of March 27, 2009 will be required to enter the meeting.  Photo identification is also required for admission.

We look forward to your participation.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

PROXY
CARTER’S, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CARTER’S, INC.
ANNUAL MEETING OF SHAREHOLDERS - MAY 14, 2009

The undersigned hereby appoints Michael D. Casey and Joseph Pacifico as proxies (each with the power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Carter’s, Inc. to be held on May 14, 2009, and at any and all adjournments thereof.  The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments thereof.

Your vote on the election of Class III Directors, the Amended and Restated 2003 Equity Incentive Plan, and ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2009 may be specified on the reverse side.  The nominees for Class III Directors are: Paul Fulton, John R. Welch, and Thomas E. Whiddon.

IF PROPERLY SIGNED, DATED, AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES IN PROPOSAL 1, “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN SET FORTH IN PROPOSAL 2, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009 IN PROPOSAL 3.

(Continued and to be signed on the reverse side)

VOTE BY INTERNET - www.proxyvote.com
1170 PEACHTREE STREET NE SUITE 900 ATLANTA, GEORGIA 30309
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Carter’s, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Carter’s, Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

M12901 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARTER’S, INC.
Vote on Election of Directors
1. Election of Class III Directors:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:	☐	☐	☐
01) Paul Fulton
02) John R. Welch
03) Thomas E. Whiddon

The Board of Directors recommends a vote FOR the election of the Class III Nominees.

Vote on Approval of Plan
2. Approval of the Amended and Restated 2003 Equity Incentive Plan.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends a vote FOR approval of the Amended and Restated 2003 Equity Incentive Plan.

Vote on Ratification of PricewaterhouseCoopers LLP
3. Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal 2009.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal 2009.
PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Note: Please sign exactly as your name or names appear(s) on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date